Exhibit 4.31

376/PVB/GF/AGREEMENT
DJ/dk/4d/0e/2006-11-16
GOLD2488.170

AGREEMENT

entered into between

GOLD FIELDS LIMITED

(Registration No. 1968/004880/06)

and

JCI LIMITED

(Registration No. 1894/000854/06)

and

JCI INVESTMENT FINANCE (PROPRIETARY) LIMITED

(Registration No. 2005/021440/07)

and

JCI GOLD LIMITED

(Registration No. 1998/005215/06)

WHEREBY IT IS AGREED AS FOLLOWS:

PART I

1.                     INTERPRETATION AND PRELIMINARY

The headings of the clauses in the Agreements are for the purpose of convenience and reference only and shall not be used in the interpretation of nor modify nor amplify the terms of the Agreements nor any clause hereof.  Unless a contrary intention clearly appears –

1.1.                                           words importing –

1.1.1.                                             any one gender include the other two genders;

1.1.2.                                             the singular include the plural and vice versa;  and

1.1.3.                                             natural persons include created entities (corporate or unincorporate) and the state and vice versa;

1.2.                                           the following terms shall have the meanings assigned to them hereunder and cognate expressions shall have corresponding meanings, namely –

1.2.1.                                             “Act” means the Companies Act, No. 61 of 1973 as amended;

1.2.2.                                             “Acting In Concert” bears the meaning ascribed to it in section 440 of the Act;

1.2.3.                                             “Additional Entity” has the meaning ascribed to it in clause 10 (Purchaser’s Undertaking);

1.2.4.                                             “Additional Entity’s Ratio” means the number of issued shares in Gold Fields Limited’s share capital which it issues to an Additional Entity in accordance with clause 10 (Purchaser’s Undertaking) divided by the number of Western Areas Shares which the Purchaser or Gold Fields Limited, as the case may be, acquires from the Additional Entity in accordance with clause 10 (Purchaser’s Undertaking);

1.2.5.                                             “Affected Transaction” bears the meaning ascribed to it in section 440 of the Act as read with the SRP Code;

1.2.6.                                             the “Agreements” means collectively Transaction No. 1, Transaction No. 2 and the General Agreement;

1.2.7.                                             “Business Day” means each day other than a Saturday, Sunday or proclaimed public holiday in the Republic of South Africa;

1.2.8.                                             “Company” means Western Areas Limited (Registration No. 1959/003209/06);

1.2.9.                                             “Competition Act” means the Competition Act, 89 of 1998, as amended;

1.2.10.                                       “CSDP” means a Central Securities Depository Participant, accepted as a participant in terms of the Custody and Administration of Securities Act, 1992, as amended;

1.2.11.                                       “Entity” means any association, business, close corporation, company, concern, enterprise, firm, partnership, person, trust, undertaking, voluntary association or other similar entity whether corporate or unincorporated;

1.2.12.                                       “General Agreement” means the general provisions as contained in Part IV of this document;

1.2.13.                                       “Gold Fields Limited” means Gold Fields Limited (Registration No. 1968/004880/06);

1.2.14.                                       “Gold Fields Limited Shares” means 9 450 000 (nine million four hundred and fifty thousand) ordinary shares with a par value of R0,50 (fifty cents) each in Gold Fields Limited’s share capital.;

1.2.15.                                       “Investec” means Investec Bank Limited (Registration No. 1969/004763/06);

1.2.16.                                       “JCI” means JCI Limited (Registration No. 1894/000854/06);

1.2.17.                                       “JCI Gold” means JCI Gold Limited (Registration No. 1998/005215/06);

1.2.18.                                       “JCI Gold Ratio” shall be the same ratio as the Sale Ratio;

1.2.19.                                       “JCI Gold Shares” means 3 651 442 (three million six hundred and fifty one thousand and four hundred and forty two) Western Areas Shares which JCI Gold holds in the Company’s issued share capital as at the Date of Signature Hereof.  The JCI Gold Shares constitute approximately 3,4% (three comma four per cent) of the Company’s issued share capital on the Date of Signature Hereof.  For purposes of clarity, the JCI Gold Shares constitute all of the Western Areas’ Shares which JCI Gold holds in the Company’s issued share capital on the Date of Signature Hereof and includes JCI Gold’s portion of the Restricted Seller Shares;

1.2.20.                                       “JSE” means the JSE Limited (Registration No. 2005/022939/06), a public company incorporated in South Africa, licensed as an exchange under the Securities Services Act, No. 36 of 2004, as amended;

1.2.21.                                       “Parties” means JCI, JCI Gold, Gold Fields Limited and the Seller;

1.2.22.                                       “Purchaser” means:-

1.2.22.1.                                                Gold Fields Limited;  or

1.2.22.2.                                                a Subsidiary of Gold Fields Limited nominated by Gold Fields Limited in terms of clause 22 (Purchaser’s Right to Nominate) (if applicable);  or

1.2.22.3.                                                Gold Fields Limited and a Subsidiary of Gold Fields Limited nominated by Gold Fields Limited in terms of clause 22 (Purchaser’s Right to Nominate) (if applicable);

as the case may be;

1.2.23.                                       “Randgold” means Randgold & Exploration Company Limited (Registration No. 1992/005642/06);

1.2.24.                                       “Remaining Seller’s Shares” means 33 306 402 (thirty three million three hundred and six thousand four hundred and two) Western Areas Shares which the Seller holds in the Company’s issued share capital as at the Date of Signature Hereof less the Sold Shares.  The Remaining Seller’s Shares include a portion of the Restricted Seller’s Shares;

1.2.25.                                       “Restricted Seller’s Shares” means 4 598 214 (four million five hundred and ninety eight thousand two hundred and fourteen) Western Areas Shares which the Seller and JCI Gold hold in the Company’s issued share capital as at the Date of Signature Hereof.  The Restricted Seller’s Shares are subject to the Seller’s Claim;

1.2.26.                                       “Sale Ratio” equals 35 (thirty five) shares in the ordinary issued share capital of Gold Fields Limited with a par value of 50 (fifty) cents each per 100 (one hundred) Western Areas Shares;

1.2.27.                                       “Seller” means JCI Investment Finance (Proprietary) Limited (Registration No. 2005/021440/07);

1.2.28.                                       “Seller’s Ratio” shall be the same ratio as the Sale Ratio;

1.2.29.                                       “Sold Shares” means 27 000 000 (twenty seven million) ordinary shares with a par value of R1,00 (one rand) each in the Company’s issued share capital which are held by the Seller as at the Date of Signature Hereof;

1.2.30.                                       the “Seller’s Claim” means the claim by Trinity Holdings (Proprietary) Limited (“Trinity”) against JCI in relation to the Restricted Seller’s Shares which Trinity claims has been exchanged by JCI for shares in Randgold and claims delivery of such shares;

1.2.31.                                       “SRP Code” means the Securities Regulation Code on Take Overs and Mergers;

1.2.32.                                       “Subsidiary” has the meaning ascribed to it in the Act;

1.2.33.                                       “Three Month Period” means the period commencing on the Transaction No. 1 Implementation Date and terminating 3 (three) months thereafter;

1.2.34.                                       “Transactions” means Transaction No. 1 and Transaction No. 2;

1.2.35.                                       “Transaction No. 1” means the transaction referred to in Part II read with Part IV in terms of which, inter alia, the Seller is selling the Sold Shares to the Purchaser;

1.2.36.                                       “Transaction No. 2” means the transaction referred to in Part III read with Part IV in terms of which, inter alia:-

1.2.36.1.                                                the Seller is granting to the Purchaser an option to acquire the Remaining Seller’s Shares on the terms contained in Part III read with Part IV;

1.2.36.2.                                                JCI Gold is granting to the Purchaser an option to acquire the JCI Gold Shares on the terms contained in Part III read with Part IV; and

1.2.36.3.                                                the Purchaser is granting to:-

(a)                    the Seller an option to put all of the Remaining Seller’s Shares to the Purchaser; and

(b)                   JCI Gold an option to put all of the JCI Gold Shares to the Purchaser;

on the terms contained in Part III read with Part IV;

1.2.37.                                       “Transaction No. 1 Conditions Precedent” means the conditions precedent set out in clause 2.1 of Transaction No. 1;

1.2.38.                                       “Transaction No. 2 Conditions Precedent” means the conditions precedent set out in clause 12.1 of Transaction No. 2;

1.2.39.                                       “Transaction No. 1 Implementation Date” means the date on which Transaction No. 1 becomes unconditional in accordance with its terms;

1.2.40.                                       “Transaction No. 2 Implementation Date” means the date on which Transaction No. 2 becomes unconditional in accordance with its terms;

1.2.41.                                       “Western Areas Shares” means ordinary shares with a par value of R1,00 (one rand) each in the Company’s share capital.

1.3.                                           any reference in any of the Agreements to “Date of Signature Hereof” shall be read as meaning a reference to the date of the last signature of this document as recorded on page 42;

1.4.                                           any reference to an enactment is to that enactment as at the Date of Signature Hereof and as amended or re-enacted from time to time;

1.5.                                           if any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision in the body of the relevant Agreement/s;

1.6.                                           when any number of days is prescribed in any of the Agreement/s, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day falls on a Saturday, Sunday or public holiday, in which case the last day shall be the next succeeding day which is not a Saturday, Sunday or public holiday;

1.7.                                           where figures are referred to in numerals and in words, if there is any conflict between the two, the words shall prevail;

1.8.                                           where any term is defined within the context of any particular clause in any of the Agreement/s, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of the Agreement/s, notwithstanding that that term has not been defined in this interpretation clause;

1.9.                                           the expiration or termination of any of the Agreement/s shall not affect such of the provisions of the Agreement/s as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this;

1.10.                                     the rule of construction that a contract shall be interpreted against the party responsible for the drafting or preparation of the contract, shall not apply;

1.11.                                     any reference in the Agreement/s to a Party shall include a reference to that Party’s assigns, expressly permitted under the Agreement/s and, if such Party is liquidated or sequestrated, be applicable also to and binding upon that Party’s liquidator or trustee, as the case may be;

1.12.                                     the words “include”, “including” and “in particular” shall be construed as being by way of example or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any preceding word/s;

1.13.                                     the words “other” and “otherwise” shall not be construed eiusdem generis with any preceding words where a wider construction is possible.

PART II – TRANSACTION NO. 1

2.                     TRANSACTION NO. 1 CONDITIONS PRECEDENT

2.1.                                           Transaction No. 1, save for the provisions of this clause 2 (Transaction No. 1 Conditions Precedent) and clauses 1 (Interpretation and Preliminary), 12 (Transaction No. 2 Condition

Precedent), 7 (JCI’s Warranties and Undertakings), 8 (Warranties and Representations), 11 (Transaction No. 1 Breach), 15 (The Seller’s Warranties), 16 (JCI Gold’s Undertakings), 18 (Undertakings),  19 (Transaction No. 2 Breach), 21 (Confidentiality), 22 (Purchaser’s Right to Nominate), 23 (Suretyship by Gold Fields Limited), 24 (Suretyship by JCI), 26 (Specific Performance), 27 (Whole Agreement, No Amendment), 28 (Domicilium Citandi et Executandi), 29 (No Cession or Assignment), 31 (Counterparts) and 32 (Legal Costs) which shall be of immediate force and effect, is subject to the following conditions precedent that:-

2.1.1.                                             JCI delivers to the Purchaser by 15 November 2006, a copy of a resolution passed in general meeting by the shareholders of JCI approving the sale of the Sold Shares;

2.1.2.                                             the Seller delivers to the Purchaser by 15 November 2006, a copy of a resolution passed in general meeting by the shareholders of the Seller in terms of section 228 of the Act, approving the sale of the Sold Shares;

2.1.3.                                             JCI delivers to the Purchaser by 15 November 2006, a copy of all resolution/s passed in general meeting by the shareholders of JCI, approving Transaction No. 2;

2.1.4.                                             the Seller delivers to the Purchaser by 15 November 2006, a copy of a resolution passed in general meeting by the shareholders of the Seller approving Transaction No. 2;

2.1.5.                                             JCI Gold delivers to the Purchaser by 15 November 2006, a copy of a resolution passed in general meeting by the shareholders of JCI Gold approving Transaction No. 2;

2.1.6.                                             by no later than the last signature of this document, Investec:-

2.1.6.1.                                                      signs a document in the form annexed hereto as Annexure A (the “Investec Irrevocable Undertaking”);  and

2.1.6.2.                                                      delivers the Investec Irrevocable Undertaking to Gold Fields Limited.

2.2.                                           The Transaction No. 1 Conditions Precedent contained in:-

2.2.1.                                             clauses 2.1.1 and 2.1.3 are for the benefit of both JCI and the Purchaser, who may, by written agreement on or before the date for fulfilment thereof:-

2.2.1.1.                                                      waive 1 (one) or both of the Transaction No. 1 Conditions Precedent referred to in this clause 2.2.1;  or

2.2.1.2.                                                      postpone on 1 (one) or more occasions the date for fulfilment of 1 (one) or both of the Transaction No. 1 Conditions Precedent referred to in this clause 2.2.1;

2.2.2.                                             clauses 2.1.2 and 2.1.4 are for the benefit of both the Seller and the Purchaser, who may, by written agreement on or before the date for fulfilment thereof:-

2.2.2.1.                                                      waive 1 (one) or both of the Transaction No. 1 Conditions Precedent referred to in this clause 2.2.2;  or

2.2.2.2.                                                      postpone on 1 (one) or more occasions the date for fulfilment of 1 (one) or both of the Transaction No. 1 Conditions Precedent referred to in this clause 2.2.2;

2.2.3.                                             clause 2.1.5 is for the benefit of JCI Gold and the Purchaser, who may, by written agreement on or before the date for fulfilment thereof:-

2.2.3.1.                                                      waive same;  or

2.2.3.2.                                                      postpone on 1 (one) or more occasions the date for fulfilment of same;

2.2.4.                                             clause 2.1.6 is for the benefit of the Purchaser, who may in writing on or before the date for fulfilment thereof:-

2.2.4.1.                                                      waive 1 (one), more than one or all of the Transaction No. 1 Conditions Precedent referred to in this clause 2.2.4;  or

2.2.4.2.                                                      postpone on 1 (one) or more occasions the date for fulfilment of 1 (one), more than one or all of the Transaction No. 1 Conditions Precedent referred to in this clause 2.2.4.

2.3.                                           If Transaction No. 1 does not become unconditional in accordance with clauses 2.1.1 and 2.1.2, the provisions of clauses 1 (Interpretation and Preliminary) and this clause 2 (Transaction No. 1 Conditions Precedent), 12 (Transaction No. 2 Condition Precedent), 7 (JCI’s Warranties and Undertakings), 8 (Warranties and Representations), 11 (Transaction No. 1 Breach), 15 (The Seller’s Warranties), 16 (JCI Gold’s Undertakings), 18 (Undertakings), 19 (Transaction No. 2 Breach), 21 (Confidentiality), 22 (Purchaser’s Right to Nominate), 23 (Suretyship by Gold Fields Limited), 24 (Suretyship by JCI), 26 (Specific Performance), 27 (Whole Agreement, No Amendment), 28 (Domicilium Citandi et Executandi), 29 (No Cession or Assignment), 31 (Counterparts) and 32 (Legal Costs) shall continue to be of force or effect, but the remainder of the Agreements shall never become effective.

2.4.                                           The Parties undertake to use reasonable endeavours to procure that Transaction No. 1 Conditions Precedent are fulfilled as timeously as possible.

3.                    SALE OF THE SOLD SHARES

3.1.                                           The Seller sells to the Purchaser, which purchases the Sold Shares.

3.2.                                           The Sold Shares are sold with effect on and as from the Date of Signature Hereof from which date all risk in and benefits attaching to them shall be deemed to have passed to the Purchaser.

4.                    EXCHANGE CONSIDERATION AND DISCHARGE OBLIGATION

4.1.                                           Subject to clauses 4.2, 10 (Purchaser’s Undertaking) and 5 (Implementation), Gold Fields Limited shall discharge its obligation to the Seller in respect of the Sold Shares by allotting and issuing to the Seller the Gold Fields Limited Shares on the Transaction No. 1 Implementation Date and Gold Fields Limited warrants that the Gold Fields Limited Shares will be validly allotted, issued and admitted to the lists of the JSE.

4.2.                                           Subject to clause 10 (Purchaser’s Undertaking) the Gold Fields Limited Shares will be allotted and issued to the Seller against compliance by the Seller with its obligations in terms of clause 5 (Implementation).

5.                    IMPLEMENTATION

On the Transaction No. 1 Implementation Date:-

5.1.                                           the Seller shall ensure that the appropriate entries in the Company’s Sub-Registers of Securities Holders is made by the relevant CSDP reflecting that the Purchaser is the registered holder of the Sold Shares; and

5.2.                                           Gold Fields Limited shall ensure that the appropriate entries in Gold Fields Limited’s Sub-Registers of Securities Holders is made by the relevant CSDP reflecting that the Seller is the registered holder of the Gold Fields Shares.

6.                     VOTING IN RESPECT OF THE SOLD SHARES

If the Company proposes any general meeting prior to the Transaction No. 1 Implementation Date or the date upon which any of the Transaction No. 1 Conditions Precedent lapse, the Seller shall prepare a written instruction to the relevant CSDP in terms of which it will instruct the CSDP to procure in the name of Gold Fields Limited a letter of representation that will entitle Gold Fields Limited to attend and vote the Sold Shares at such meeting.

7.                     JCI’S WARRANTIES AND UNDERTAKINGS

JCI warrants to the Purchaser that:-

7.1.                                           on the Date of Signature Hereof, the date on which the Seller’s general meeting as contemplated in clauses 2.1.2 and 2.1.4 (“Seller’s General Meeting”) takes place, and immediately prior to the Transaction No. 1 Implementation Date and Transaction No. 2 Implementation Date, JCI is and will be the sole registered and beneficial owner of all of the issued shares in the Seller’s share capital (“JCIF Shares”);

7.2.                                           it shall vote in favour of the resolution/s contemplated in clauses  2.1.2 and 2.1.4 at the Seller’s General Meeting contemplated in such clauses;

7.3.                                           it shall not dispose of the JCIF Shares or any voting rights in respect thereof prior to the:-

7.3.1.                                             Seller’s General Meeting; and

7.3.2.                                             Transaction No. 2 Implementation Date;

7.4.                                           on the Date of Signature Hereof, the date on which the JCI Gold general meeting as contemplated in clause 2.1.5 (“JCI Gold General Meeting”) takes place, and immediately prior to the Transaction No. 1 Implementation Date and Transaction No. 2 Implementation Date, JCI is and will be the sole registered and beneficial owner of all the issued shares in JCI Gold’s share capital (“JCI Gold Shares”);

7.5.                                           it shall vote in favour of the resolution contemplated in clause 2.1.5 at the JCI Gold General Meeting;

7.6.                                           it shall not dispose of the JCI Gold Shares or any voting rights in respect thereof prior to the:-

7.6.1.                                             JCI Gold General Meeting;  and

7.6.2.                                             Transaction No. 2 Implementation Date;

7.7.                                           it shall act in good faith and take all such reasonable steps as are required by it to implement Transaction No. 1 and Transaction No. 2;

7.8.                                           on the Date of Signature Hereof and on the date on which the JCI general meeting as contemplated in clauses 2.1.1 and 2.1.3 (“JCI General Meeting”) takes place –

7.8.1.                                             104 000 000 (one hundred and four million) shares of JCI’s ordinary issued share capital (constituting 4,67% (four comma six seven per cent) of JCI’s issued share capital) is and will be held by T-Sec Pledge Account (“T-Sec Pledge Shares”) and such shares will not be voted at the JCI General Meeting;

7.8.2.                                             58 000 000 (fifty eight million) shares of JCI’s ordinary issued share capital (constituting 2,54% (two comma five four per cent) of JCI’s issued share capital) is and will be held by Equitant Trading (Proprietary) Limited (“Equident Trading Shares”) and such shares will not be voted at the JCI General Meeting;

7.8.3.                                             32 595 875 (thirty two million five hundred and ninety five thousand eight hundred and seventy five) shares of JCI’s ordinary issued share capital (constituting 1,47% (one comma four seven per cent) of JCI’s issued share capital) is and will be held by Aculsha Nominees Limited (“Aculsha Nominees Shares”) and such shares will not be voted at the JCI General Meeting;

7.8.4.                                             25 870 589 (twenty five million eight hundred and seventy thousand five hundred and eighty nine) shares of JCI’s ordinary issued share capital (constituting 1,16% (one comma one six per cent) of JCI’s issued share capital) is and will be held by Itsuseng Strategic Investment (Proprietary) Limited (“Itsuseng Strategic Shares”) and such shares will not be voted at the JCI General Meeting;

7.8.5.                                              210 755 713 (two hundred and ten million seven hundred and fifty five thousand seven hundred and thirteen) JCI ordinary shares constituting 9,5% (nine coma five per cent) of JCI’s ordinary issued share capital is and will be held by Matodzi Resources Limited (“Matodzi Shares”) and JCI undertakes to procure that the Matodzi will not dispose of any of the voting rights in respect of the Matodzi Shares prior to the JCI General Meeting and the Matodzi Shares will not be voted at the JCI General Meeting; and

7.8.6.                                              76 387 800 (seventy six million three hundred and eighty seven thousand and eight hundred) shares constituting 3,43% (three comma four three per cent) of JCI’s ordinary share capital will be held in the JCI Share Trust (“JCI Share Trust Shares”) and the Share Trust Shares will not be voted at the JCI General Meeting;

7.9.                                           on the Date of Signature Hereof and on the date of the JCI General Meeting, JCI is and will hold 56% (fifty six per cent) of Matodzi Resources Limited issued share capital;

7.10.                                     on the date on which the JCI General Meeting takes place, the irrevocable undertakings attached hereto as Annexure C that Gold Fields Limited has received prior to signature of this agreement shall constitute more than 46% (forty six per cent) of the shares capable of being voted at the JCI General Meeting;

7.11.                                     it shall not dispose of the T-Sec Pledge Shares, the Equident Trading Shares, the Aculsha Nominees Shares, Ituseng Strategic Shares, Matodzi Shares and the JCI Share Trust Shares or the voting rights in respect thereof prior to the JCI General Meeting;

7.12.                                     it is not aware of any transaction that the Company is considering entering into in terms of which, inter alia, the Company is proposing to allot and issue shares in its share capital.

8.                    WARRANTIES AND REPRESENTATIONS

8.1.                                           The Seller warrants to the Purchaser that -

8.1.1.                                             the Seller will be able to comply with its obligations contained in clause 5 (Implementation);

8.1.2.                                             the Seller will be able to give free and unencumbered title of the Sold Shares to the Purchaser;

8.1.3.                                             no person will have any right (including any option or right of first refusal) to acquire any of the Sold Shares or any voting rights in respect thereof;

8.1.4.                                             prior to the Transaction No. 2 Implementation Date, the Seller shall not allot and issue any shares in its share capital;

8.1.5.                                             prior to the Transaction No. 2 Implementation Date, no person will have any right (including any option or right of first refusal) to purchase, acquire, subscribe for or be issued any of the issued or unissued shares or any other securities of the Seller or any voting right in respect thereof;

8.1.6.                                             the Seller is the sole beneficial owner of the Sold Shares;  and

8.1.7.                                             Transaction No. 1 and Transaction No. 2 have been executed legally and are binding on both the Seller and JCI and may be enforced by the Purchaser against them in accordance with its terms.

8.2.                                           Nothing contained in Part II shall relieve JCI and the Seller from their obligations to make those disclosures which JCI and the Seller are in law obliged to make but which are not recorded herein.

9.                    GOLD FIELDS LIMITED’S WARRANTIES AND REPRESENTATIONS

9.1.                                           Gold Fields Limited warrants to the Seller that -

9.1.1.                                             Gold Fields Limited will be able to comply with its obligations contained in clause 5 (Implementation);

9.1.2.                                             no person will have any right (including any option or right of first refusal) to acquire any of the Gold Fields Shares; and

9.1.3.                                             Transaction No. 1 has been executed legally and is binding on the Purchaser and may be enforced by the other Parties against them in accordance with its terms.

9.2.                                           Nothing contained in Part II shall relieve Gold Fields Limited from its obligation to make those disclosures which Gold Fields Limited is in law obliged to make but which are not recorded herein.

9.3.                                           Gold Fields Limited shall act in good faith and take all such reasonable steps as are required by it to implement Transaction No. 1 and Transaction No. 2.

10.             PURCHASER’S UNDERTAKING

10.1.                                     The Purchaser undertakes to the Seller that if during the period commencing on the Date of Signature Hereof and terminating 3 (three) months after the Transaction No. 2 Implementation Date it makes an offer which results in it acquiring (either during or after the termination of the aforementioned period) any Western Areas Shares (“Additional Western Areas’ Shares”) from any Entity other than the Seller or JCI (“Additional Entity”):-

10.1.1.                                       and utilises as consideration ordinary shares in its share capital and the Additional Entity’s Ratio is greater than the Sale Ratio, then the Sale Ratio shall be increased by the Purchaser ensuring, as soon as is reasonably practicable after it has acquired the Additional Western Areas Shares, that the appropriate entries in Gold Fields Limited’s Sub-Registers of Securities Holders is made by the relevant CDSP, reflecting that the Seller is the registered holder of such number of ordinary shares in Gold Fields Limited’s share capital which will result in the Sale Ratio being equal or as close to being equal as is possible) to the Additional Entity’s Ratio; or

10.1.2.                                       and utilises cash or any other form of consideration or a combination of both (the “Consideration”) and the Consideration per Western Areas Share (calculated at the date that Gold Fields Limited makes the offer for the Additional Western Area Shares) is greater than R50,75 (fifty rand and seventy five cents) per Western Areas Share, then the Purchaser undertakes to ensure, as soon as is reasonably practicable after it has acquired the Additional Western Areas Shares, that the appropriate entries in Gold Fields Limited’s Sub-Registers of Securities Holders is made by the relevant CDSP, reflecting that the Seller is the registered holder of such number of ordinary shares in Gold Fields Limited’s share capital which is equal to (or as close to being equal as is possible) the difference between the Consideration and R50,75 (fifty rand and seventy five cents) per Sold Share.

10.2.                                     If the Sale Ratio is increased in accordance with clause 10.1.1 and the Purchaser acquires the Remaining Seller’s Shares and the JCI Gold Shares, then by no later than 10 (ten) Business Days after it has acquired the aforesaid shares the Purchaser shall ensure that appropriate entries in Gold Fields Limited’s Sub-Registers of Securities Holders is made by the relevant CDSP, reflecting that –

10.2.1.                                       JCI Gold is the registered holder of such number of ordinary shares in Gold Fields Limited’s share capital which will result in the JCI Gold Ratio being equal (or as close to being equal as is possible) to the Additional Entity’s Ratio; and

10.2.2.                                       the Seller is the registered holder of such number of ordinary shares in Gold Fields Limited’s share capital which will result in the Seller’s Ratio being equal (or as close to being equal as is possible) to the Additional Entity’s Ratio.

10.3.                                     If the Purchase Price is increased in accordance with clause 10.1.2 and the Purchaser acquires the Remaining Seller’s Shares and the JCI Gold Shares, then by no later than 10 (ten) Business Days after it has acquired the aforesaid shares the Purchaser shall ensure that appropriate entries in Gold Fields Limited’s Sub-Registers of Securities Holders is made by the relevant CDSP, reflecting that –

10.3.1.                                       JCI Gold is the registered holder of such number of ordinary shares in Gold Fields Limited’s share capital which is equal to (or as close to be equal as is possible) the difference the Consideration and R50,75 (fifty rand and seventy five cents) per JCI Gold Share; and

10.3.2.                                       the Seller is the registered holder of such number of ordinary shares in Gold Fields Limited’s share capital which is equal to (or as close to be equal as is possible) the difference between the Consideration and R50,75 (fifty rand and seventy five cents) per Remaining Seller’s Share.

11.             TRANSACTION NO. 1 BREACH

If any Party (“Defaulting Party”) materially breaches any provision or term of this Part II (other than those which contain their own remedies or limit the remedies in the event of a breach thereof) and fails to remedy such breach within 20 (twenty) Business Days of receipt of written notice from the any other Party who can demonstrate that he is suffering or might suffer negative consequences as a result of such breach (“Non-Defaulting Party”) requiring it to do so (or if it is not reasonably possible to remedy the breach within 20 (twenty) Business Days, within such further period as may be reasonable in the circumstances (the onus of demonstrating such reasonableness being on the Defaulting Party) provided that the Defaulting Party also furnishes evidence within the period of 5 (five) Business Days, reasonably satisfactory to the Non-Defaulting Party, that it has taken whatever steps are available to it, to commence remedying the breach) then the Non-Defaulting Party shall be entitled without notice, in addition to any other remedy available to it at law or under Part II, including obtaining an interdict, to cancel Transaction No. 1 as contained in this Part II read with Part IV or to claim specific performance of any obligation whether or not the due date for performance has arrived, in either event without prejudice to the Non-Defaulting Party’s right to claim damages.

PART III – TRANSACTION NO. 2

12.             TRANSACTION NO. 2 CONDITION PRECEDENT

12.1.                                     Transaction No. 2, save for the provisions of this clause 12 (Transaction No. 2 Condition Precedent) and clauses 1 (Interpretation and Preliminary), clauses 2 (Transaction No. 1 Conditions Precedent), 7 (JCI’s Warranties and Undertakings), 8 (Warranties and Representations), 11 (Transaction No. 1 Breach), 15 (The Seller’s Warranties), 16 (JCI Gold’s Undertakings), 18 (Undertakings), 19 (Transaction No. 2 Breach), 21 (Confidentiality), 22 (Purchaser’s Right to Nominate), 23 (Suretyship by Gold Fields Limited), 24 (Suretyship by JCI), 26 (Specific Performance), 27 (Whole Agreement, No Amendment), 28 (Domicilium Citandi et Executandi), 29 (No Cession or Assignment), 31 (Counterparts) and 32 (Legal

Costs) which shall be of immediate force and effect, is subject to the following conditions precedent, namely that by 15 November 2006 or such later date to which any of the Transaction No. 1 Conditions Precedent have been extended in accordance with clause 2 (Transaction No. 1 Conditions Precedent), Transaction No. 1 becomes unconditional in accordance with its terms.

12.2.                                     Unless the Transaction No. 2 Condition Precedent is fulfilled by 15 November 2006 (or such later date as is contemplated in clause 12.1,) the provisions of this clause 12 (Transaction No. 2 Condition Precedent) and clauses 1 (Interpretation and Preliminary), clauses 2 (Transaction No. 1 Conditions Precedent), 7 (JCI’s Warranties and Undertakings), 8 (Warranties and Representations), 11 (Transaction No. 1 Breach), 15 (The Seller’s Warranties), 16 (JCI Gold’s Undertakings), 18 (Undertakings), 19 (Transaction No. 2 Breach), 21 (Confidentiality), 22 (Purchaser’s Right to Nominate), 23 (Suretyship by Gold Fields Limited), 24 (Suretyship by JCI), 26 (Specific Performance), 27 (Whole Agreement, No Amendment), 28 (Domicilium Citandi et Executandi), 29 (No Cession or Assignment), 31 (Counterparts) and 32 (Legal Costs) shall continue to be of force or effect, but the remainder of the Agreements shall never become effective.

12.3.                                     The Parties undertake to use their reasonable endeavours to procure that the Transaction No. 2 Condition Precedent is fulfilled as timeously as possible.

13.             CALL OPTIONS

13.1.                                     It is recorded that the Restricted Seller’s Shares are subject to the Seller’s Claim and have been set aside to settle the Seller’s Claim.  If, prior to the offers being accepted or options being exercised, as the case may be, as contemplated in this clause 13 (Call Options), and clause 14 (Put Options) the Seller is obligated to dispose or is prohibited from disposing of any of the Restricted Seller’s Shares as a result of the Seller’s Claim, then such Restricted Seller’s Shares will no longer form part of the Remaining Seller’s Shares and will no longer be subject to the abovementioned options and offers.  For purposes of clauses 13 (Call Options) and 14 (Put Options) any reference to the Seller in regard to the Restricted Seller’s Shares shall be read to include JCI Gold and the Seller jointly and severally.  Furthermore, upon any of the offers being accepted or the options being exercised in accordance with clauses 13 (Call Options) and 14 (Put Options) the Seller shall notify the Purchaser –

13.1.1.                                       if any of the Restricted Seller’s Shares have been disposed of as a result of the Seller’s Claim or if the Seller is prohibited from disposing of such shares as a result of the Seller’s Claim;

13.1.2.                                       of how many Restricted Seller’s Shares will be acquired by the Purchaser; and

13.1.3.                                       from whom the Purchaser will acquire the Restricted Seller’s Shares referred to in clause 13.1.2.

13.2.                                     The Purchaser shall at any stage, subject to clause 14.2.1, during the Three Month Period be entitled to notify JCI Gold and the Seller in writing (“Purchaser’s Notification Date”) that it is considering acquiring from:-

13.2.1.                                       the Seller, the Remaining Seller’s Shares;  and

13.2.2.                                       JCI Gold, the JCI Gold Shares.

13.3.                                     Should the Purchaser deliver the notice referred to in clause 13.2 , then:-

13.3.1.                                       the Seller shall be deemed to have granted the Purchaser an option to acquire all of the Remaining Seller’s Shares; and

13.3.2.                                       JCI Gold shall be deemed to have granted the Purchaser an option to acquire all of the JCI Gold Shares.

13.4.                                     The aforesaid options shall be open for acceptance in writing by the Purchaser for a period of 90 (ninety) days (subject to clause 13.7) from the Purchaser’s Notification Date.

13.5.                                     Should the Purchaser accept the aforesaid options during the time period contemplated in clause 13.4 read with clause 13.7, then by no later than 10 (ten) Business Days after the date on which the aforesaid options are accepted the Purchaser shall discharge the purchase price in respect of the JCI Gold Shares and Remaining Seller’s Shares by ensuring that the appropriate entries in Gold Fields Limited’s Sub-Registers of Securities Holders is made by the relevant CSDP reflecting that:-

13.5.1.                                       the Seller is the registered holder of 35 (thirty five) ordinary shares in Gold Fields Limited’s share capital for every 100 (one hundred) of the Remaining Seller’s Share that the Purchaser has acquired (the “Seller’s Consideration”);  and

13.5.2.                                       JCI Gold is the registered holder of 35 (thirty five ordinary shares in Gold Fields Limited’s share capital for every 100 (one hundred) of the JCI Gold Share that the Purchaser has acquired (the “JCI Gold Consideration”).

13.6.                                     Simultaneously with the Purchaser complying with its obligation in:-

13.6.1.                                       clause 13.5.1, the Seller shall ensure that the appropriate entries in the Company’s Sub-Registers of Securities Holders is made by the relevant CSDP reflecting that the Purchaser is the registered holder of the Remaining Seller’s Shares;  and

13.6.2.                                       clause 13.5.2, JCI Gold shall ensure that the appropriate entries in the Company’s Sub-Registers of Securities Holders is made by the relevant CSDP reflecting that the Purchaser is the registered holder of the JCI Gold Shares.

13.7.                                     Should the acceptance of the options contemplated in this clause 13 (Call Options) in the reasonable opinion of the Purchaser require any approvals in terms of the Competition Act, then the Purchaser shall give written notice to JCI Gold and the Seller of its willingness to accept the offers (“Acceptance Notice”) and obtain approval of the Competition Authorities :-

13.7.1.                                       in such event, the Purchaser shall be entitled to extend the date referred to in clause 13.4 in writing by 120 (one hundred and twenty) days after the Acceptance Notice (“Terminal Date”).  In the event that the Purchaser extends the date referred to in clause 13.4 in accordance with this clause 13.7.1 then the Purchaser undertakes to accept the aforesaid options by no later than the Terminal Date.  The Purchaser hereby irrevocably and unconditionally undertakes, that, in the event that it shall not have obtained the written approval of the Competition Authorities by no later than the Terminal Date, to dispose of as many Western Areas Shares as shall be necessary  to ensure that the Purchaser shall not own or control, whether directly or indirectly, voting rights attaching to more than 34,9% (thirty four comma nine percent) of the ordinary shares in the issued share capital of the Company after the acceptance of the options.  Without limiting the generality of the foregoing, nothing in this clause 13.7.1 shall entitle the Purchaser to extend the Terminal Date and/or to delay the payment of the full purchase consideration to JCI Gold and/or the Seller to any date which shall be later than the Terminal Date; and

13.7.2.                                       the Purchaser shall be responsible for making the requisite application in accordance with the Competition Act (and the regulations promulgated thereunder) and for the preparation and lodging of all documents in connection therewith and each of JCI, JCI Gold and the Seller shall render to the Purchaser all reasonable assistance in connection with such application.  The costs (including all legal costs) of and incidental to such application and any filing and administrative fees payable to the Competition Commission and/or the Competition Tribunal shall be borne and paid by the Purchaser.

13.8.                                     For purposes of clarity, the Purchaser shall only be entitled to exercise all of the aforesaid options and not just 1 (one) of them.

13.9.                                     Should any of the offers be accepted in accordance with clauses 13 (Call Options) and 14 (Put Options) then all risk in and benefit (apart from any voting rights in respect thereof which shall only vest in the Purchaser upon acquisition of the aforesaid shares) attaching to the JCI Gold Shares and the Remaining Seller’s Shares shall be deemed to have passed to the Purchaser with the effect from the Date of Signature Hereof.

13.10.                               In the event that the Seller and JCI Gold receive  the written notice referred to in clause 13.2 and the Purchaser does not acquire the Remaining Seller’s Shares and the JCI Gold Shares in accordance with this clause 13 (Call Options), then:-

13.10.1.                                 the Seller shall be deemed to have offered the Remaining Seller’s Shares to the Purchaser;  and

13.10.2.                                 JCI Gold shall be deemed to have offered the JCI Gold Shares to the Purchaser.

13.11.                               The Seller and JCI Gold can compel the Purchaser in writing to accept the offers referred to in clause 13.10 during the period commencing 91 (ninety one) days after the Purchaser’s Notification Date and terminating 10 (ten) days thereafter.

13.12.                               The consideration for the JCI Gold Shares and the Remaining Seller’s Shares shall be the identical consideration referred to previously in this clause 13 (Call Options) against the Seller and JCI Gold complying with the identical obligations as are stipulated in clause 13.6.  Implementation of the transactions contemplated in this clause 13.12 shall take place 10 (ten) Business Days after the Purchaser has accepted the relevant offers.

14.              PUT OPTIONS

14.1.                                     The Seller and JCI Gold shall, subject to clause 14.2.2, at any stage during the Three Month Period be entitled to collectively notify the Purchaser in writing (“Notification Date”) that it is considering compelling the Purchaser to purchase from:-

14.1.1.                                       the Seller, the Remaining Seller’s Shares;  and

14.1.2.                                       JCI Gold, the JCI Gold Shares.

14.2.                                     Should -

14.2.1.                                       the Notification Date occur prior to the Purchaser’s Notification Date then the Purchaser shall not be entitled to deliver the notice referred to in clause 13.2; and

14.2.2.                                       the Purchaser’s Notification Date occur prior to the Notification Date then JCI Gold and the Seller shall not be entitled to deliver the notice referred to in clause 14.1.

14.3.                                     Should the Seller and JCI Gold deliver the notice referred to in clause 14.1 then the Purchaser shall be deemed to have offered to acquire the:-

14.3.1.                                       Remaining Seller’s Shares from the Seller; and

14.3.2.                                       JCI Gold Shares from JCI Gold.

14.4.                                     The aforesaid offers shall be open for acceptance in writing for a period of 90 (ninety) days (subject to clause 14.7) from the Notification Date.  JCI Gold and the Seller undertake not to accept the aforesaid offers during the first 60 (sixty) days of the abovementioned 90 (ninety) day period.

14.5.                                     Should JCI Gold and the Seller accept the offers during the time period contemplated in clause 14.4 read with 14.7, then by no later than 10 (ten) Business Days after the date on which the aforesaid offers have been accepted the Purchaser shall discharge the purchase price in respect of the JCI Gold Shares and the Remaining Seller’s Shares by ensuring that the appropriate entries in Gold Fields Limited’s Sub-Registers of Security Holders is made by the relevant CSDP reflecting that :-

14.5.1.                                       the Seller is the registered holder of the Seller’s Consideration;  and

14.5.2.                                       JCI Gold is the registered holder of the JCI Gold Consideration.

14.6.                                     Simultaneously with the Purchaser complying with is obligation in -

14.6.1.                                       clause 14.5.1, the Seller shall ensure that the appropriate entries in the Company’s Sub-Registers of Securities Holders is made by the relevant CSDP reflecting that the Purchaser is the registered holder of the Remaining Seller’s Shares;  and

14.6.2.                                       clause 14.5.2, JCI Gold shall ensure that the appropriate entries in the Company’s Sub-Registers of Securities Holders is made by the relevant CSDP reflecting that the Purchaser is the registered holder of the JCI Gold Shares.

14.7.                                     Should the acceptance of the offers contemplated in this clause 14 (Put Options) require, in the reasonable opinion of the Purchaser, any approvals in terms of the Competition Act, then:-

14.7.1.                                       the Purchaser shall be entitled to give written notice suspending the acceptance of the offer referred to in clause 14.4  for a period of up to 120 (one hundred and twenty) days after the date that the offer has been accepted (“120 Day Date”).  In the event that the Purchaser extends the date referred to in clause 14.4 in accordance with this clause 14.7.1 then –

14.7.1.1.                                                JCI Gold and the Seller undertake to accept the aforesaid offer on the 120 Day Date; and

14.7.1.2.                                                the Purchaser undertakes that in the event that it shall not have obtained the written approval of the Competition Authorities by no later than the 120 Day Date, to dispose of as  many Western Areas Shares as shall be necessary to ensure that the Purchaser shall, whether directly or indirectly, not own and/or control more than 34,9% (thirty four comma nine percent) of the shares in the issued share capital of the Company after the acceptance of the offer as contemplated in 14.7.1.1.  Without limiting the generality of the foregoing, nothing in this clause 14.7.1 shall entitle the Purchaser to extend the 120 Day Date and/or to delay the payment of the full purchase consideration to JCI Gold and/or the Seller to any date which shall be later than the 120 Day Date; and

14.7.2.                                       the Purchaser shall be responsible for making the requisite application in accordance with the Competition Act (and the regulations promulgated thereunder) and for the preparation and lodging of all documents in connection therewith and each of JCI, JCI Gold and the Seller shall render to the Purchaser all reasonable assistance in connection with such application.  The costs (including all legal costs) of and incidental to such application and any filing and administrative fees payable to the Competition Commission and/or the Competition Tribunal shall be borne and paid by the Purchaser.

14.8.                                     In order for Seller or JCI Gold to accept the offers contemplated in this clause 14 (Put Options) each one of them must accept their offer.

14.9.                                     In the event that the Purchaser receives the written notice referred to in clause 14.1 and the Purchaser does not acquire the Remaining Seller’s Shares and the JCI Gold Shares in accordance with this clause 14 (Put Options), then:-

14.9.1.                                       the Seller shall be deemed to have offered the Remaining Seller’s Shares to the Purchaser;  and

14.9.2.                                       JCI Gold shall be deemed to have offered the JCI Gold Shares to the Purchaser.

14.10.                               The offers referred to in clause 14.9 shall be open for acceptance during the period  commencing 91 (ninety one) days after the Notification Date and terminating 10 (ten) days thereafter.

14.11.                               Should the Purchaser accept the aforesaid offers during the time period stipulated in clause 14.10, then the consideration for the JCI Gold Shares and the Remaining Seller’s Shares shall be the identical consideration referred to previously in clauses 13 (Call Options) and 14 (Put Options) against the Seller and JCI Gold complying with the identical obligations as are stipulated in clauses 14.6.  Implementation of the transactions contemplated in this clause 14.11 shall take place 10 (ten) Business Days after the Purchaser has accepted the relevant offers.

14.12.                               For purposes of clarity, in order for the Purchaser to accept the offers contemplated in clauses 14.9, 14.10 and 14.11 it must accept the offers in respect of all of the Remaining Seller’s Shares and the JCI Gold Shares.

15.               THE SELLER’S WARRANTIES

The Seller hereby warrants to the Purchaser from the Date of Signature Hereof until the Remaining Seller’s Shares have been acquired by the Purchaser in accordance with clauses 13 (The Purchaser’s Call Options) and 14 (Put Options):-

15.1.                                     the Seller is and will remain the sole beneficial owner of the Remaining Seller’s Shares;

15.2.                                     the Remaining Seller’s Shares are and will remain free of any encumbrances and that the Seller will be able to transfer to the Purchaser beneficial and registered ownership of the Remaining Seller’s Shares;

15.3.                                     it shall not transfer to any Entity (other than the Purchaser) the Remaining Seller’s Shares or any voting rights in respect thereof; and

15.4.                                     it shall not grant to any person (other than the Purchaser) any right (including any option or right of first refusal) to acquire the Remaining Seller’s Shares or any voting rights in respect thereof.

16.               JCI GOLD’S UNDERTAKINGS

JCI Gold warrants to the Purchaser that from the Date of Signature Hereof until the JCI Gold Shares  have been acquired by the Purchaser in accordance with clauses 13 (The Purchaser’s Call Options) and 14 (Put Options):-

16.1.                                     JCI Gold is and will remain the sole beneficial owner of the JCI Gold Shares;

16.2.                                     the JCI Gold Shares are and will remain free of any encumbrances and that JCI Gold will be able to transfer to the Purchaser beneficial and registered ownership of the JCI Gold Shares;

16.3.                                     it shall not transfer to any Entity (other than the Purchaser) the JCI Gold Shares or any voting rights in respect thereof; and

16.4.                                     it shall not grant to any person (other than the Purchaser) any right (including any option or right of first refusal) to acquire the JCI Gold Shares or any voting rights in respect thereof.

17.               PURCHASER’S WARRANTIES

The Purchaser warrants to –

17.1.                                     the Seller from the Date of Signature Hereof until the Seller’s Consideration has been acquired by the Seller in accordance with clauses 13 (Call Options) and 14 (Put Options) –

17.1.1.                                       the Seller’s Consideration is and will remain free of any encumbrances and that Gold Fields Limited will be able to transfer the Seller’s Consideration and registered ownership of the Seller’s Consideration to the Seller; and

17.1.2.                                       no person will have any right (including any option or right of first refusal) to acquire the Seller’s Consideration.

17.2.                                     JCI Gold from the Date of Signature Hereof until the JCI Gold Consideration has been acquired by JCI Gold in accordance with clauses 13 (Call Options) and 14 (Put Options) –

17.2.1.                                       the JCI Gold Consideration is and will remain free of any encumbrances and that Gold Fields Limited will be able to transfer the JCI Gold Consideration and registered ownership of the JCI Gold Consideration to JCI Gold; and

17.2.2.                                       no person will have any right (including any option or right of first refusal) to acquire the JCI Gold Consideration.

18.               UNDERTAKINGS

JCI undertakes:-

18.1.                                     to procure that the Seller shall pass all resolutions and do all that is necessary as soon as is reasonably practicable in regard to what is contemplated in this Transaction No. 2 including, without limitation, any section 228 resolutions as contemplated in the Act;  and

18.2.                                     to convene any meetings as soon as reasonably practicable to obtain the necessary shareholder consents and any consents required by the JSE Securities Exchange South Africa Listings Requirements in regard to Transaction No. 2.

19.               TRANSACTION NO. 2 BREACH

If any Party (“Breaching Party”) breaches any material provision or term of this Part III (other than those which contain their own remedies or limit the remedies in the event of a breach thereof) and fails to remedy such breach within 20 (twenty) Business Days of receipt of written notice from the non-breaching Party (the “Non-Breaching Party”) requiring it to do so (or if it is not reasonably possible to remedy the breach within 20 (twenty) Business Days, within such further period as may be reasonable in the circumstances (the onus of demonstrating such reasonableness being on the Breaching Party) provided that the Breaching Party also furnishes evidence within the period of 5 (five) Business Days, reasonably satisfactory to the Non-Breaching Party, that it has taken whatever steps are available to it, to commence remedying the breach) then the Non-Breaching Party shall be entitled without notice, in addition to any other remedy available to it at law or under Part III, including obtaining an interdict, to cancel Transaction No. 2 as contained in this Part III read with Part IV or to claim specific performance of any obligation whether or not the due date for performance has arrived, in either event without prejudice to the Non-Breaching Party’s right to claim damages.

PART IV – GENERAL AGREEMENT

20.               MANDATORY OFFER AND SRP INDEMNITY

20.1.                                     In the event that the Purchaser, Gold Fields Limited or any Entity Acting In Concert with the Purchaser and/or Gold Fields Limited concludes a transaction/s that result/s in an Affected Transaction occurring, Gold Fields Limited undertakes to the Seller that it will make a mandatory offer to the shareholders of the Company as contemplated in Rule 8 of the SRP Code.

20.2.                                     If, as a result of the acquisition of any Western Areas Shares by Gold Fields Limited, the Purchaser and/or any Entity Acting In Concert (save for the Seller, JCI and JCI Gold if the Seller, JCI or JCI Gold is deemed for any reason to be Acting In Concert with the Purchaser and/or Gold Fields Limited) with Gold Fields Limited and/or the Purchaser, results in the Seller, JCI and/or JCI Gold being obliged to extend a mandatory offer to the shareholders of the Company as contemplated in Rule 8.2 of the SRP Code, Gold Fields Limited hereby indemnifies and holds harmless the Seller, JCI and JCI Gold against any costs, losses, claims, damages and/or expenses made against or suffered by any of them and arising from or in connection with the obligation of the Purchaser or Gold Fields Limited acting either alone or in concert with any other party, to make a mandatory offer to any party in terms of the SRP code and/or the failure by the Purchaser or Gold Fields Limited to make such mandatory offer and/or to take all steps required in respect of and/or in connection therewith.

21.               CONFIDENTIALITY

21.1.                                     Each Party shall keep confidential and shall not disclose to any person, without the prior written consent of the other Parties all information (the “Confidential Information”) –

21.1.1.                                       contained in the Agreements as well as all details of the transactions or agreements contemplated in the Agreements; and

21.1.2.                                       relating to the business/es or the operations and affairs of the Parties and/or their Subsidiaries,

21.2.                                     The Parties agree to keep all Confidential Information secret and confidential and to disclose it only to their employees, directors, officers, agents, professional advisors and/or contractors who –

21.2.1.                                       have a need to know, and to that extent only;

21.2.2.                                       are aware of the disclosing Party’s undertaking in relation to such Confidential Information in terms of the Agreements; and

21.2.3.                                       have been directed by the disclosing Party to keep the Confidential Information confidential and have undertaken, in writing, to keep the Confidential Information confidential.

21.3.                                     The obligations of the Parties in relation to the Confidential Information do not extend to information that –

21.3.1.                                       is known to be in the lawful possession or control of the person to whom it is disclosed and is not subject to an obligation of confidentiality;

21.3.2.                                       is or becomes public knowledge, otherwise than in terms of a breach of the Agreements; and

21.3.3.                                       is required by the provisions of any law, statute,  regulation, rules of any stock exchange, or during any court proceedings and the Party required to make the disclosure has taken all reasonable steps to ensure that, where reasonably possible, the Confidential Information is not further disclosed by the person to whom disclosure is made in terms of this clause 21.3.3.

21.4.                                     Without limiting the remaining provisions of the Agreements, each Party to the Agreements agrees to return to the other Parties, copies of all documents, handwritten notes, computer discs and other formats in which Confidential Information is stored (irrespective of which Party prepared or produced same), together with a certificate confirming that no part of the Confidential Information has been retained, unless the other Party agrees otherwise in writing.

22.               GOLD FIELDS LIMITED’S RIGHT TO NOMINATE

By giving notice in writing to that effect to the other Parties at any time prior to the Transaction No. 1 Implementation Date, Gold Field Limited shall have the right to nominate one of its Subsidiaries (“Nominated Party”) to replace it under the Agreements and acquire all or part of its rights and obligations under the Agreements (if Gold Fields Limited elects to cede and delegate only some of its rights and obligations under the Agreements to the Nominated Party then Gold Fields Limited shall notify the other Parties in the aforesaid written notice which rights and obligations it is ceding and delegating to the Nominated Party), on the basis that:-

22.1.                                     such written notice shall designate the Nominated Party (whose domicilium for purposes of the Agreements shall remain that specified in clause 28.1.1));  and

22.2.                                     the Nominated Party shall (subject to what is stated above) assume all of the rights and obligations of Gold Fields Limited in terms of the Agreements.

23.               SURETYSHIP BY GOLD FIELDS LIMITED

In the event that Gold Fields Limited elects to cede and delegate all or some of its obligations to the Nominated Party in accordance with clause 22 (Gold Fields Limited’s Right to Nominate), then Gold Fields Limited hereby agrees to bind itself to the other Parties as surety for and co-principal debtor in solidum with the Nominated Party for all of the Nominated Party’s obligations under the Agreements, subject to the following conditions:-

23.1.                                     Gold Fields Limited renounces the benefits of excussion and division;

23.2.                                     no indulgence, latitude or extension of time which may be granted or allowed to the Nominated Party shall in any way affect Gold Fields Limited’s liabilities hereunder; and

23.3.                                     all acknowledgments of debt, admissions or liability and judgments by or against the Nominated Party shall be binding on Gold Fields Limited.

24.               SURETYSHIP BY JCI

JCI hereby binds itself to the other Parties as surety for and co-principal debtor in solidum with the Seller and JCI Gold for all of the Seller’s and JCI Gold’s obligations under the Agreements, subject to the following conditions:-

24.1.                                     JCI renounces the benefits of excussion and division;

24.2.                                     no indulgence, latitude or extension of time which may be granted or allowed to the Seller or JCI Gold shall in any way affect JCI’s liabilities hereunder; and

24.3.                                     all acknowledgments of debt, admissions or liability and judgments by or against the Seller or JCI Gold shall be binding on JCI.

25.               LOCK UP

25.1.                                     It is recorded that :

25.1.1.                                       the Purchaser intends in writing to announce an offer to acquire the entire issued share capital of the Company (the “Offer”).  The terms of the Offer are set out in the draft announcement annexed hereto as Annexure B;

25.1.2.                                       the SRP Executive Director has indicated that if JCI, the Seller or JCI Gold shall be entitled to dispose of the Gold Fields Limited’s Shares and/or the Gold Fields Limited’s shares to be received pursuant to the put and call options set out in clause 13 (Call Options) and 14 (Put Options) (the “Option Shares”), or any of such shares before the date on which offerees in terms of the Offer shall be entitled to receive Gold Fields Limited’s shares pursuant to their acceptance of and/or implementation of the Offer, the SRP will regard the issue of the Gold Fields Limited Shares and the Option Shares as a cash offer requiring a similar cash offer to be made to all minority shareholders of the Company; and

25.1.3.                                       Gold Fields Limited is not prepared to make a cash offer to minority shareholders of the Company.

25.2.                                     Accordingly JCI, the Seller and JCI Gold, hereby undertake to the Purchaser:-

25.2.1.                                       that they will hold the Gold Fields Limited Shares and the Option Shares until the date upon which shareholders of the Company shall be entitled to receive Gold

Fields Limited shares pursuant to the implementation of the agreement arising from the Offer;

25.2.2.                                       in the event that they, or any of them, shall enter into any form of hedging arrangements, in respect of the Gold Fields Limited Shares, or any of them, the party which shall so enter into such hedging arrangements hereby undertakes not to deliver the Gold Fields Limited Shares or the Option Shares or any of them, to any such counter party to such hedging arrangements until the date upon which the offerees in terms of the offer shall be entitled to receive Gold Fields Limited’s shares pursuant to implementation of the Offer

25.3.                                     In the event that the Offer does not become unconditional or lapses or Gold Fields Limited makes a cash offer or the SRP provides a written opinion stating that Gold Fields Limited will not be required to make a cash offer should JCI, JCI Gold and the Seller be released from the undertakings set out in clause 25.2, the undertakings contained in this clause 25 (Lock Up) shall cease to be of force and effect and each of the Seller, JCI Gold and JCI shall be entitled at its or their election and at any time to dispose of the Gold Fields Limited shares or any of them.

26.               SPECIFIC PERFORMANCE

Each of the Parties acknowledges that it may be difficult or even impossible to measure in money the damages that will arise from the failure of another Party to perform any of its obligations under this Part IV. Cancellation of any of the Agreement/s is not a remedy available should any breach take place in respect of this Part IV, the Parties agree that it shall be competent for any Party to bring an action for specific performance of the provisions of this Part IV and the Parties waive their rights to claim or raise as a defence that an alternative adequate remedy exists at law.

27.               WHOLE AGREEMENT, NO AMENDMENT

27.1.                                     This document constitutes the whole agreement between the Parties relating to the subject matter hereof and supersedes any other discussions, agreements and/or understandings regarding the subject matter hereof.

27.2.                                     No amendment or consensual cancellation of any of the Agreements or any provision or term hereof or of any agreement, bill of exchange or other document issued or executed pursuant to or in terms of the Agreement/s and no settlement of any disputes arising under any Agreement/s and no extension of time, waiver or relaxation or suspension of or agreement not to enforce or to suspend or postpone the enforcement of any of the provisions or terms of the Agreement/s or of any agreement, bill of exchange or other document issued pursuant to or in terms of the Agreement/s shall be binding unless recorded in a written document signed by the Parties (or in the case of an extension of time, waiver or relaxation or suspension, signed by the Party granting such extension, waiver or relaxation).  Any such extension, waiver or relaxation or suspension which is so given or made shall be strictly construed as relating strictly to the matter in respect whereof it was made or given.

27.3.                                     No oral pactum de non petendo shall be of any force or effect.

27.4.                                     No extension of time or waiver or relaxation of any of the provisions or terms of the Agreement/s or any agreement, bill of exchange or other document issued or executed pursuant to or in terms of the Agreement/s, shall operate as an estoppel against any Party in respect of its rights under the Agreement/s, nor shall it operate so as to preclude such Party thereafter from exercising its rights strictly in accordance with the Agreement/s.

27.5.                                     To the extent permissible by law no Party shall be bound by any express or implied term, representation, warranty, promise or the like not recorded herein, whether it induced the contract and/or whether it was negligent or not.

28.               DOMICILIA CITANDI ET EXECUTANDI

28.1.                                     The Parties choose as their domicilia citandi et executandi for all purposes under the Agreement/s, whether in respect of court process, notices or other documents or communications of whatsoever nature (including the exercise of any option), the following addresses :

28.1.1.                                    Gold Fields Limited:

Physical:       24 St Andrews Road Parktown

Telefax:         011 484 4882

28.1.2.                                       JCI Limited:

Physical:      13th Floor, 28 Harrison Street, Johannesburg

Telefax:        011 492 1070

28.1.3.                                       JCI Investment Finance  (Proprietary) Limited

Physical:      13th Floor, 28 Harrison Street, Johannesburg

Telefax:        011 492 1070

28.1.4.                                       JCI Gold Limited

Physical:      13th Floor, 28 Harrison Street, Johannesburg

Telefax:        011 492 1070

28.2.                                     Any notice or communication required or permitted to be given in terms of the Agreement/s shall be valid and effective only if in writing but it shall be competent to give notice by telefax.

28.3.                                     Any Party may by notice to the other Parties change the physical address chosen as its domicilium citandi et executandi to another physical address in South Africa or its telefax number, provided that the change shall become effective on the 10th (tenth) Business Day from the deemed receipt of the notice by the other Parties.

28.4.                                     Any notice to a Party -

28.4.1.                                       delivered by hand to a responsible person during ordinary business hours at the physical address chosen as its domicilium citandi et executandi shall be deemed to have been received on the day of delivery; or

28.4.2.                                       sent by telefax to its chosen telefax number stipulated in clause 28.1, shall be deemed to have been received on the date of despatch (unless the contrary is proved).

28.5.                                     Notwithstanding anything to the contrary herein contained a written notice or communication actually received by a Party shall be an adequate written notice or communication to it notwithstanding that it was not sent to or delivered at its chosen domicilium citandi et executandi.

29.               NO CESSION OR ASSIGNMENT

Save as expressly provided in this document no Party shall be entitled to cede their rights or assign their rights and obligations hereunder to any third party without the prior consent of the other Parties.

30.               COSTS

30.1.                                     The Purchaser shall pay the stamp duty in respect of the registration of transfer of the Sold Shares into the Purchaser’s name.

30.2.                                     The Purchaser shall pay the stamp duty in respect of the transfer of the Remaining Seller’s Shares and the JCI Gold Shares, if it acquires same.

31.               COUNTERPARTS

This document may be executed in counterparts, each of which shall together constitute one and the same instrument.

32.               LEGAL COSTS

Each party to bear its own legal costs in connection with the preparation, negotiating and entering into of this document (including prior drafts and consultations).

SIGNED by the parties and witnessed on the following dates and at the following places respectively:

DATE	PLACE	WITNESS	SIGNATURE

		1.	For: GOLD FIELDS LIMITED

2.

1.

2.

		1.	For: JCI LIMITED

2.

		1.	For: JCI INVESTMENT FINANCE
(PROPRIETARY) LIMITED

2.

		1.	For: JCI GOLD LIMITED

2.

Annexure A – Investec’s Undertakings

INVESTEC BANK LIMITED’S IRREVOCABLE UNDERTAKING  1. It is recorded that Gold Fields Limited, (Registration No. 1968/004880/06) (the “Purchaser”), JCI Limited, (Registration No. 1894/000854/06) (“JCI”), JCI Investment Finance (Proprietary) Limited, (Registration No. 2004/005665/07) (“SPV Co”) and JCI Gold Limited (Registration No. 1998/005215/06) (the “Parties”) are entering into an agreement on or about the date of signature of this irrevocable undertaking (the “Date of Signature”) in terms of which, inter alia:  1.1. SPV Co (the “Seller”) is selling 27 000 000 (twenty seven million) ordinary shares with a par value of R1.00 each (the “Sold Shares”) in Western Areas Limited’s (the “Company”) issued share capital, which are currently held by SPV Co, to the Purchaser. The Purchaser is discharging the purchase price for the Sold Shares by issuing to the Seller 9 450 000 ordinary shares with a par value of R0.50 (fifty cents) each in its share capital (“Gold Fields Limited Shares”). Furthermore, the Purchaser undertakes to the Seller that if during the period commencing on the date upon which Transaction No. 2 (as defined below) becomes unconditional and terminating three months thereafter it enters into any transaction to acquire any shares in the Company’s issued share capital (“Additional Western Areas Shares”) from any entity other than the Seller (“Additional Entity”) and utilises as consideration ordinary shares in its share capital and the ratio of the number of issued shares in the Purchaser’s share capital which it issues to an Additional Entity divided by the number of Additional Western Areas Shares (“Additional Entity’s Ratio”) is greater than the Sale Ratio (as defined below), then the Purchaser undertakes to deliver to the Seller, as soon as is reasonably practicable, such number of ordinary shares in its share capital which will result in the Sale Ratio being equal (or as close to being equal as is possible) to the Additional Entity’s Ratio. If the Purchaser utilises cash or any other form of consideration or a combination of both and the cash value of the consideration offered per share in the Company’s share capital (“Western Areas Share”) (calculated at the date that the offer is made) is greater than R50,75 (fifty rand and seventy five cents) per Western Areas Share (the “Cash Consideration”), then the Purchaser undertakes to deliver to the Seller, as soon as is reasonably practicable, such number of ordinary shares in its share capital which is equal to (or as close to being equal as is possible) the difference between the Cash Consideration and R50,75 (fifty rand and seventy five cents) per Western Areas share. The transaction contemplated in this paragraph 1.1 is hereinafter referred to as (“Transaction No. 1”). Furthermore, the number of Gold Fields Limited Shares divided by the number of Sold Shares is hereinafter referred to as the (“Sale Ratio”);  1.2. the Seller and JCI Gold have granted the Purchaser an option to acquire all the remaining ordinary shares which the Seller and JCI Gold hold in the Company’s issued share capital (the “Remaining Western Area Shares”). For purposes of clarity, the Remaining Western Area Shares are all of the shares in the Company’s issued share capital which the Seller and JCI Gold currently hold, other than the Sold Shares;  1.3. the Purchaser has granted the Seller and JCI Gold an option to put all of the Remaining Western Area Shares to the Purchaser (the transactions contemplated in paragraphs 1.2 and this paragraph 1.3 are hereinafter referred to as “Transaction No. 2”).  2. Should either of the options contemplated in Transaction No. 2 be exercised then the Purchaser shall discharge the purchase price for the relevant shares by issuing to JCI such number of ordinary shares with a par value of R0.50 (fifty cents) each in its share capital which will result in such discharge equalling the Sale Ratio or as close to the Sale Ratio as is reasonably practicable.  3. We, Investec Bank Limited (Registration No. 1969/004763/06) (“Investec”) hereby –  3.1. consent to the sale of the Sold Shares;  3.2. undertake to do anything that may be required of ourselves in order to give effect to the sale of the Sold Shares and the Remaining SPV Co Shares (including, without limitation, releasing SPV Co, JCI Gold and JCI from any security in respect of the Sold Shares and the Remaining SPV Co Shares); and  3.3. waive any claims or security of any nature whatsoever which we may have against or hold over any of the Parties in respect of the sale of the Sold Shares and the Remaining SPV Co Shares.

3.4. undertake not to cede any of our claims of whatsoever nature against the Seller, JCI Gold and JCI Limited to any third party prior to the date that Transaction No 2 is implemented.  4. Each of the undertakings given in paragraph 3 above are given to each of the Parties and shall be capable of being accepted and being enforced by any of the Parties.  /s/ [ILLEGIBLE] For Investec Bank Limited (who warrants that he is duly authorised hereto)

Annexure B – The Draft Announcement

Gold Fields Limited (Reg. No. 1968/004880/06) (Incorporated in the Republic of South Africa) JSE Share Code : GFI
NYSE Share Code: GFI ISIN Code : ZAE000018123 (“Gold Fields” or the “Company”)  Offer by Gold Fields to acquire the entire issued share capital of Western Areas Limited (“Western Areas”) and cautionary announcement  1.   Introduction  Gold Fields shareholders are advised that Gold Fields has undertaken to the Board of Directors of Western Areas to make an offer to the Western Areas shareholders to acquire the entire issued share capital of Western Areas (other than those shares already owned by Gold Fields), subject to the fulfilment of the conditions precedent reflected in paragraph 4 (the “Offer”). Gold Fields currently holds 18% of the issued share capital of Western Areas.  The Offer will be implemented by way of a general offer in terms of section 440 et seq of the Companies Act (Act 61 of 1973) as amended (the “Act”) to which there will be no condition as to a minimum level of acceptances.  Gold Fields may, however, subject to the approval of the Western Areas Board, implement the Offer by way of a scheme of arrangement (the “Scheme”) in terms of Section 311 of the Act should Gold Fields deem it appropriate.  If the Offer is accepted by all Western Areas shareholders, Gold Fields will own the entire share capital of Western Areas and it is intended that the listing of the ordinary shares in Western Areas (the “Western Areas shares”) on the JSE Limited (the “JSE”) will be terminated.  Western Areas’ largest asset is its 50% interest in the South Deep Gold Mine (“South Deep”), which is currently owned and operated through the Barrick Gold Western Areas Joint Venture, an unincorporated entity in which Barrick Gold South Africa (Proprietary) Limited (“BGSA”) holds the other 50%. Gold Fields’ shareholders are referred to a separate announcement published today relating to Gold Fields’ acquisition of BGSA.  2   The Offer Consideration  In terms of the Offer, Western Areas shareholders will receive 35 ordinary shares with a par value of 50 cents each in the capital of Gold Fields (“Gold Fields shares”) for every 100 Western Areas shares in respect of which the Offer has been accepted. Based on the closing price of Gold Fields shares on 7 September 2006, namely R150.20 per share, this represents a value of R52.57 per Western Areas share. The consideration represents a premium of 16.82% to the closing price of Western Areas on 7 September 2006. This consideration is based on the amount payable by Gold Fields for BGSA’s 50% interest in South Deep, adjusted for the additional assets and liabilities of Western Areas.  3   Rationale  The acquisition by Gold Fields of Western Areas allows Gold Fields to increase its exposure to South Deep, which is adjacent to Gold Fields’ Kloof Gold Mine. South Deep will secure Gold Fields’ position as the premier gold producer in South Africa, and one of the leading producers in the world. South Deep is a natural fit with the Gold Fields’ portfolio of high quality, long life assets, providing Gold Fields with a solid base from which to pursue its existing commitment to international growth.  4   Condition Precedent  The Offer is subject to certain regulatory approvals, including the granting of the requisite approvals by the JSE and the Competition Authorities in South Africa.  5.   Cautionary and further announcement  A further announcement setting our the salient dates and times and financial effects of the Offer on the shareholders of Gold Fields will be made in due course. Shareholders are advised to exercise caution when trading in the Company’s securities until such time as such further announcement is made.  Parktown 11 September 2006  Sponsor to Gold Fields: JPMorgan  Financial advisers to Gold Fields JPMorgan Citigroup  Legal advisers to Gold Fields Edward Nathan Linklaters

Annexure C – Irrevocable Undertakings

10/09 2006 19:52 FAX 0217131102 MARLENE MILDENHALL 002

ALLANGRAY
INTELLIGENT INVESTING

10 September 2006

Peter Gray
Chief Executive Officer
JCI Limited
3rd Floor
28 Harrison Street
Johannesburg
2001

Dear Peter

ALLAN GRAY LIMITED'S IRREVOCABLE UNDERTAKING

1. It is recorded that Gold Fields Limited, (Registration No. 1968/004880/06) (the "**Purchaser**"), JCI Limited, (Registration No. 1894/000854/06) ("**JCI**"), JCI Investment Finance (Proprietary) Limited, (Registration No. 2004/005665/07) ("**SPV Co**") and JCI Gold Limited (Registration No. 1998/005215/06) (the "**Parties**") are entering into an agreement on or about the date of signature of this irrevocable undertaking (the "**Date of Signature**") in terms of which, *inter alia*:

   1.1. SPV Co (the "**Seller**") is selling 27 000 000 (twenty seven million) ordinary shares with a par value of R1.00 each (the "**Sold Shares**") in Western Areas Limited's (the "**Company**") issued share capital, which are currently held by SPV Co, to the Purchaser. The Purchaser is discharging the purchase price for the Sold Shares by issuing to the Seller 9 450 000 ordinary shares with a par value of R0.50 (fifty cents) each in its share capital ("**Gold Fields Limited Shares**"). Furthermore, the Purchaser undertakes to the Seller that if during the period commencing on the date upon which Transaction No. 2 (as defined below) becomes unconditional and terminating three months thereafter it enters into any transaction to acquire any shares in the Company's issued share capital ("**Additional Western Areas Shares**") from any entity other than the Seller ("**Additional Entity**") and utilises as consideration ordinary shares in its share capital and the ratio of the number of issued shares in the Purchaser's share capital which it issues to an Additional Entity divided by the number of Additional Western Areas Shares ("**Additional Entity's Ratio**") is greater than the Sale Ratio (as defined below), then the Purchaser undertakes to deliver to the Seller, as soon as is reasonably practicable, such number of ordinary shares in its share capital which will result in the Sale Ratio being equal (or as close to being equal as is possible) to the Additional Entity's Ratio. If the Purchaser utilises cash or any other form of consideration or a combination of both and the cash value of the consideration offered per share in the Company's share capital ("**Western Areas Share**") (calculated at the date that the offer is made) is greater than R50,75 (fifty rand and seventy five cents) per Western Areas Share (the "**Cash Consideration**"), then the Purchaser undertakes to deliver to the Seller, as soon as is reasonably practicable, such number of ordinary shares in its share capital which is equal to (or as close to being equal as is possible) the difference between the Cash Consideration and R50,75 (fifty rand and seventy five cents) per Western Areas share. The transaction contemplated in this paragraph 1.1 is hereinafter referred to as ("**Transaction No. 1**"). Furthermore, the number of Gold Fields Limited Shares divided by the number of Sold

Allan Gray Limited is an authorised Financial Services Provider.

Directors:
G W Fury LLB MA CFA
A W B Gray B Com CA (SA) MBA CFA Hon LLD*
W B Gray B Com MBA CFA (Irish)*
E D Loxton B Com (Hons) MBA
J A Lugtenburg M Com CA (SA) CFA
S C Marais PhD CFA*
A A McGregor B Sc BA (Hons)
S C Mildenhall B Com (Hons) CA (SA) CFA
W J C Mitchell B Com
S Moodley-Moore BA (Hons) MA PhD
F J van der Merwe LLB MA*
* Non-Executive

Company Secretary:
C J Hetherington B Com CA (SA)

Allan Gray Limited
Registration Number 1992/006778/06
Granger Bay Court Beach Road
V&A Waterfront Cape Town 8001
P O Box 51318 V&A Waterfront
Cape Town 8002 South Africa
Docex 16 V&A Waterfront
Tel 021 415 2300 Fax 021 415 2400
Email info@allangray.co.za www.allangray.co.za

A.K.

Shares is hereinafter referred to as the (“Sale Ratio”);  1.2.  the Seller and JCI Gold have granted the Purchaser an option to acquire all the remaining ordinary shares which the Seller and JCI Gold hold in the Company’s issued share capital (the “Remaining Western Area Shares”). For purposes of clarity, the Remaining Western Area Shares are all of the shares in the Company’s issued share capital which the Seller and JCI Gold currently hold, other than the Sold Shares;  1.3  the Purchaser has granted the Seller and JCI Gold an option to put all of the Remaining Western Area Shares to the Purchaser (the transactions contemplated in paragraphs 1.2 and this paragraph 1.3 are hereinafter referred to as “Transaction No. 2”).  2.  Should either of the options contemplated in Transaction No. 2 be exercised then the Purchaser shall discharge the purchase price for the relevant shares by issuing to JCI such number of ordinary shares with a par value of R0.50 (fifty cents) each in its share capital which will result in such discharge equalling the Sale Ratio or as close to the Sale Ratio as is reasonably practicable.  3.  We confirm that, as at 8 September 2006, third party clients (“clients”) that have appointed Allan Gray Limited (“Allan Gray”) as their portfolio manager hold in aggregate 516 283 264 shares in JCI Limited in respect of 226 701 644 of which Allan Gray has an absolute discretion to vote on behalf of each such client (“Allan gray shares”); and in respect of 289 581 620 of which the relevant clients retain the discretion to vote the shares (“Allan Gray client shares”).  3.1  In respect of the Allan Gray Shares, we hereby irrevocably undertake (subject to 4 and 5 below) to vote in favour of–  3.1.1.  a shareholders resolution at the general meeting of JCI (“JCI General Meeting”) approving the sale of the Sold Shares;  3.1.2.  all resolutions that are put to the shareholders of JCI at the JCI General Meeting which are required to approve Transaction No.1 and Transaction No.2;  3.1.3.  the entering into of appropriate hedging structures and/or agreements by JCI, from time to time, as determined in the discretion of the directors, in respect of the Gold Fields Limited Shares, or any of them, which will be issued to the Seller in terms of respectively Transaction No. 1 and Transaction No.2, in order to preserve the value to JCI of the consideration received in respect of the Western Areas Shares sold by the Seller;  3.2.  In respect of the Allan Gray Client Shares, we hereby irrevocably undertake (subject to 4 and 5 below) that we will recommend to our clients to vote in favour of –  3.2.1.  a shareholders resolution at the general meeting of JCI approving the sale of the Sold Shares;  3.2.2.  all resolutions that are put to the shareholders of JCI at the JCI General Meeting which are required to approve Transaction No. 1 and Transaction No.2;  3.2.3.  the entering into of appropriate hedging structures and/or agreements by JCI, from time to time, as determined in the discretion of the directors, in respect of the Gold Fields Limited Shares, or any of them, which will be issued to the Seller in terms of respectively Transaction No. 1 and Transaction No. 2, in order to preserve the value to JCI of the consideration received in respect of the Western Areas Shares sold by the Seller;  3.3.  we will not dispose of the Allan Gray Shares nor the Allan Gray Client Shares nor any voting rights in respect thereof prior to –

3.3.1.  the JCI General Meeting; and  3.3.2.  having received written notice from the Purchaser and JCI that Transaction No. 1 has become unconditional in accordance with its terms;  3.4.  we will not vote in favour of any resolution to dispose of the Sold Shares to any third party prior to JCI General Meeting;  3.5.  we will act in good faith and take all necessary steps including, without limitation, the exercise of all voting rights which we are able to exercise to influence the implementation of Transaction No. 1 and Transaction No. 2;  3.6.  without derogating from anything contained herein, to take all such actions as the Purchaser may reasonably require to give effect to this undertaking including without limitation the granting of a proxy or letter of representation in favour of the Purchaser to vote at the JCI General Meeting in respect of the Allan Gray Shares.  4.  This irrevocable undertaking is subject to and conditional upon the continuing mandate of our clients on the same terms as presently in effect.  5.  This irrevocable undertaking, including specifically the undertakings contained in clauses 3.1 to 3.6 above, will be valid until 1 December 2006 whereafter it will expire.  /s/ S.C. Mildenhall S.C. Mildenhall Chief Investment Officer  For Allan Gray Limited (who warrants that he is duly authorised hereto)

TOP FLITE ASSET MANAGEMENT IRREVOCABLE UNDERTAKING  1.  It is recorded that Gold Fields Limited, (Registration No. 1988/004880/06) or a wholly owned subsidiary (the “Purchaser”), JCI Limited, (Registration No. 1894/000854/06) (“JCI”), JCI Investment Finance (Proprietary) Limited, (Registration No. 2004/005665/07) (“SPV Co”) and JCI Gold Limited (Registration No. 1998/005215/06) (the “Parties”) are entering into an agreement on or about the date of signature of this irrevocable undertaking (the “Date of Signature”) in terms of which, inter alia:  1.1.  SPV Co (the “Seller”) is selling 27 000 000 (twenty seven million) ordinary shares with a par value of R1.00 each (the “Sold Shares”) in Western Areas Limited’s (the “Company”) issued share capital, which are currently held by SPV Co, to the Purchaser. The Purchaser is discharging the purchase price for the Sold Shares by issuing to the Seller 8 450 000 ordinary shares with a par value of R0.50 (fifty cents) each in its share capital (“Gold Fields Limited Shares”). Furthermore, the Purchaser undertakes to the Seller that if during the period commencing on the date upon which Transaction No. 2 (as defined below) becomes unconditional and terminating three months thereafter it enters into any transaction to acquire any shares in the Company’s issued share capital (“Additional Western Areas Shares”) from any entity other than the Seller (“Additional Entity”) and utilises as consideration ordinary shares in its share capital and the ratio of the number of issued shares in the Purchaser’s share capital which it issues to an Additional Entity divided by the number of Additional Western Areas Shares (“Additional Entity’s Ratio”) is greater then the Sale Ratio (as defined below), then the Purchaser undertakes to deliver to the Seller, as soon as is reasonably practicable, such number of ordinary shares in its share capital which will result in the Sale Ratio being equal (or as close to being equal as is possible) to the Additional Entity’s Ratio. If the Purchaser utilises cash or any other form of consideration or a combination of both and the cash value of the consideration offered per share in the Company's share capital (“Western Areas Share”) (calculated at the date that the offer is made) is greater than R50.75 (fifty rand and seventy five cents) per Western Areas Share (the “Cash Consideration”), then the Purchaser undertakes to deliver to the Seller, as soon as is reasonably practicable, such number of ordinary shares in its share capital which is equal to (or as close to being equal as is possible) the difference between the Cash Consideration and R50.75 (fifty  rand and seventy five cents) per Western Areas share. The transaction contemplated in this paragraph 1.1 is hereinafter referred to as (“Transaction No. 1”). Furthermore, the number of Gold Fields Limited Shares divided by the number of Sold Shares is hereinafter referred to as the (“Sale Ratio”);  1.2.  the Seller and JCI Gold have granted the Purchaser an option to acquire all the remaining ordinary shares which the Seller and JCI Gold hold in the Company’s issued share capital (the “Remaining Western Area Shares”). For purposes of clarity, the Remaining Western Area Shares are all of the shares in the Company’s issued share capital which the Seller and JCI Gold currently hold, other than the Sold Shares;  1.3.  the Purchaser has granted the Seller and JCI Gold an option to put all of the Remaining Western Areas Shares to the Purchaser (the transactions contemplated in paragraphs 1.2 and this paragraph 1.3 are hereinafter referred to as “Transaction No. 2”).  2.  Should either of the options contemplated in Transaction No. 2 be exercised then the Purchaser shall discharge the purchase price for the relevant shares by issuing to JCI such number of ordinary shares with a par value of R0.50 (fifty cents) each in its Shares capital which will result in such discharge equalling the Sale Ratio or as close to the Sale Ratio as is reasonably practicable.  3.  We, Top Flite Asset Management (“Top Flite”) confirm that as at 8 September 2006, third party clients that have appointed Top Flite as there portfolio manager hold in aggregate 5,000,000 ordinary shares in JCI in respect of which Top Flite has an absolute discretion to vote on behalf of each such client (“Client Shares”). In addition Top Flite currently is the beneficial owner of 10,000,000 ordinary shares in JCI’s issued share capital (“Top Flite Shares”).  3.1.  In respect of the Client Shares and the Top Flite Shares we hereby irrevocably undertake to vote favour of -  3.1.1.  a shareholders resolution at the general meeting of JCI (“JCI General Meeting”) approving the sale of the Sold Shares;

3.1.2. all resolutions that are put to the shareholders of JCI at the JCI General Meeting which are required to approve Transaction No. 1 and Transaction No 2;  3.1.3. the entering into of appropriate hedging structures and/or agreements by JCI, from time to time, as determined in the discretion of the directors, in respect of the Gold Fields Limited Shares, or any of them, which will be issued to the Seller in terms of respectively Transaction No. 1 and Transaction No. 2, in order to preserve the value to JCI of the consideration received in respect of the Western Areas Shares sold by the Seller;  3.2. We will not prior to 1 December 2006 dispose of the Top Flite Shares or any voting rights in respect thereof.  3.3. We will not vote in favour of any resolution to dispose of the Sold Shares to any third party prior to JCI General Meeting;  3.4. We will act in good faith and take all necessary steps including, without limitation, the exercise of all voting rights which we are able to exercise to influence the implementation of Transaction No. 1 and Transaction No. 2;  3.5. without derogating from anything contained herein, to take all such actions as the Purchaser may reasonable require to give effect to this undertaking including without limitation the granting of a proxy or letter representation in favour of the Purchaser to vote at the JCI General Meeting.  /s/ RT Ririe For Top Flite Asst Management (who warrants that he is duly authorised hereto)  /s/ RT Ririe RT Ririe 10/9/2006

TOP-GOLD AG MVK’S IRREVOCABLE UNDERTAKING  1. It is recorded that Gold Fields Limited, (Registration No. 1968/004880/06) or a wholly owned subsidiary (the “Purchaser”), JCI Limited, (Registration No. 1894/000854/06) (“JCI”), JCI Investment Finance (Proprietary) Limited, (Registration No. 2004/005665/07) (“SPV Co”) and JCI Gold Limited (Registration No. 1998/005215/06) (the “Parties”) are entering into an agreement on or about the date of signature of this irrevocable undertaking (the “Date of Signature”) in terms of which, inter alia:  1.1. SPV Co (the “Seller”) is selling 27 000 000 (twenty seven million) ordinary shares with a par value of R1.00 each (the “Sold Shares”) in Western Areas Limited’s (the ”Company”) issued share capital, which are currently held by SPV Co, to the Purchaser. The Purchaser is discharging the purchase price for the Sold Shares by issuing to the Seller 9 450 000 ordinary shares with a par value of R0.50 (fifty cents) each in its share capital (“Gold Fields Limited Shares”). Furthermore, the Purchaser undertakes to the Seller that if during the period commencing on the date upon which Transaction No. 2 (as defined below) becomes unconditional and terminating three months thereafter it enters into any transaction to acquire any shares in the Company’s issued share capital (“Additional Western Areas Shares”) from any entity other than the Seller (“Additional Entity”) and utilises as consideration ordinary shares in its share capital and the ratio of the number of issued shares in the Purchaser’s share capital which it issues to an Additional Entity divided by the number of Additional Western Areas Shares (“Additional Entity’s Ratio”) is greater than the Sale Ratio (as defined below), then the Purchaser undertakes to deliver to the Seller, as soon as is reasonably practicable, such number of ordinary shares in its share capital which will result in the Sale Ratio being equal (or as close to being equal as is possible) to the Additional Entity’s Ratio. If the Purchaser utilises cash or any other form of consideration or a combination of both and the cash value of the consideration offered per share in the Company’s share capital (“Western Areas Share”) (calculated at the date that the offer is made) is greater than R50.75 (fifty rand) per Western Areas Share (the “Cash Consideration”), then the Purchaser undertakes to deliver to the Seller, as soon as is reasonably practicable, such number of ordinary shares in its share capital which is equal to (or as close to being equal as is possible) the difference between the Cash Consideration and R50,00 (fifty rand) per Western Areas share. The transaction contemplated in this paragraph 1.1 is hereinafter referred to as (“Transaction No. 1”). Furthermore, the number of Gold Fields Limited Shares divided by the number of Sold Shares is hereinafter referred to as the (“Sale Ratio”);  1.2. the Seller and JCI Gold have granted the Purchaser an option to acquire all the remaining ordinary shares which the Seller and JCI Gold hold in the Company’s issued share capital (the “Remaining Western Area Shares”). For purposes of clarity, the Remaining Western Area Shares are all of the shares in the Company’s issued share capital which the Seller and JCI Gold currently hold, other than the Sold Shares;  1.3. the Purchaser has granted the Seller and JCI Gold an option to put all of the Remaining Western Area Shares to the Purchaser (the transactions contemplated in paragraphs 1.2 and this paragraph 1.3 are hereinafter referred to as “Transaction No. 2”).  2. Should either of the options contemplated in Transaction No. 2 be exercised then the Purchaser shall discharge the purchase price for the relevant shares by issuing to JCI such number of ordinary shares with a par value of R0.50 (fifty cents) each in its share capital which will result in such discharge equalling the Sale Ratio or as close to the Sale Ratio as is to the reasonably practicable.  3. We, Top-Gold AG MVK (“Top-Gold”) hereby irrevocably undertake in favour of the Parties that –  3.1. we currently hold 20 000 000 (twenty million) ordinary shares in JCI’s issued share capital (the “Top-Gold Shares”);  3.2. we will vote in favour of –  3.2.1. a shareholders resolution at the general meeting of JCI (“JCI General Meeting”) approving the sale of the Sold Shares;  3.2.2. all resolutions that are put to the shareholders of JCI at the JCI General Meeting which are required to approve Transaction No. 1 and Transaction No. 2;

3.2.3. the entering into of appropriate hedging structures and/or agreements by JCI, from time to time, as determined in the discretion of the directors, in respect of the Gold Fields Limited Shares, or any of them, which will be issued to the Seller in terms of respectively Transaction No. 1 and Transaction No. 2, in order to preserve the value to JCI of the consideration received in respect of the Western Areas Shares sold by the Seller;  3.3. we will not dispose of the Top-Gold Shares or any voting rights in respect thereof prior to –  3.3.1. the JCI General Meeting; and  3.3.2. having received written notice from the Purchaser and JCI that Transaction No. 1 has become unconditional in accordance with its terms;  3.4. we will not vote in favour of any resolution to dispose of the Sold Shares to any third party prior to JCI General Meeting;  3.5. we will act in good faith and take all necessary steps including, without limitation, the exercise of all voting rights which we are able to exercise to influence the implementation of Transaction No. 1 and Transaction No. 2;  3.6. on the Date of Signature, the date on which the JCI General Meeting will be held and the date on which we receive the written notice referred to in paragraph 3.3.2, we are and will be the sole registered and beneficial owner of the Top-Gold Shares and will be reflected in the register of members of JCI as the sole owner thereof and  3.7. without derogating from anything contained herein, to take all such actions as the Purchaser may reasonably require to give effect to this undertaking including without limitation the granting of a proxy or letter representation in favour of the Purchaser to vote at the JCI General Meeting.   /s/ [ILLEGIBLE] CEO For Top-Gold AG MVK (who warrants that she is duly authorised hereto)

LETSENG DIAMONDS LIMITED’S IRREVOCABLE UNDERTAKING  1. It is recorded that Gold Fields Limited, (Registration No. 1968/004880/06) (the “Purchaser”), JCI Limited, (Registration No. 1894/000854/06) (“JCI”), JCI Investment Finance (Proprietary) Limited, (Registration No. 2004/005665/07) (“SPV Co”) and JCI Gold Limited (Registration No. 1998/005215/06) (the “Parties”) are entering into an agreement on or about the date of signature of this irrevocable undertaking (the “Date of Signature”) in terms of which, inter alia:  1.1. SPV Co (the “Seller”) is selling 27 000 000 ordinary shares with a par value of R1.00 each (the “Sold Shares”) in Western Areas Limited’s (the “Company”) issued share capital, which are currently held by SPV Co, to the Purchaser. The Purchaser is discharging the purchase price for the Sold Shares by issuing to the Seller 9 450 000 ordinary shares with a par value of R0.50 (fifty cents) each in its share capital (“Gold Fields Limited Shares”). Furthermore, the Purchaser undertakes to the Seller that if during the period commencing on the date upon which Transaction No. 2 (as defined below) becomes unconditional and terminating three months thereafter it enters into any transaction to acquire any shares in the Company’s issued share capital (“Additional Western Areas Shares”) from any entity other than the Seller (“Additional Entity”) and utilises as consideration ordinary shares in its share capital and the ratio of the number of issued shares in the Purchaser’s share capital which it issues to an Additional Entity divided by the number of Additional Western Areas Shares (“Additional Entity’s Ratio”) is greater than the Sale Ratio (as defined below), then the Purchaser undertakes to deliver to the Seller, as soon as is reasonably practicable, such number of ordinary shares in its share capital which will result in the Sale Ratio being equal (or as close to being equal as is possible) to the Additional Entity’s Ratio. If the Purchaser utilises cash or any other form of consideration or a combination of both and the cash value of the consideration offered per share in the Company’s share capital (“Western Areas Share”) (calculated at the date that the offer is made) is greater than R50,75 (fifty rand and seventy five cents) per Western Areas Share (the “Cash Consideration”), then the Purchaser undertakes to deliver to the Seller, as soon as is reasonably practicable, such number of ordinary shares in its share capital which is equal to (or as close to being equal as is possible) the difference between the Cash Consideration and R50,75 (fifty rand and seventy five cents) per Western Areas share. The transaction contemplated in this paragraph 1.1 is hereinafter referred to as (“Transaction No. 1”). Furthermore, the number of Gold Fields Limited Shares divided by the number of Sold Shares is hereinafter referred to as the (“Sale Ratio”);  1.2. the Seller and JCI Gold have granted the Purchaser an option to acquire all the remaining ordinary shares which the Seller and JCI Gold hold in the Company’s issued share capital (the “Remaining Western Area Shares”). For purposes of clarity, the Remaining Western Area Shares are all of the shares in the Company’s issued share capital which the Seller and JCI Gold currently hold, other than the Sold Shares;  1.3. the Purchaser has granted the Seller and JCI Gold an option to put all of the Remaining Western Area Shares to the Purchaser (the transactions contemplated in paragraphs 1.2 and this paragraph 1.3 are hereinafter referred to as “Transaction No. 2”).  2. Should either of the options contemplated in Transaction No. 2 be exercised then the Purchaser shall discharge the purchase price for the relevant shares by issuing to JCI such number of ordinary shares with a par value of R0.50 (fifty cents) each in its share capital which will result in such discharge equalling the Sale Ratio or as close to the Sale Ratio as is reasonably practicable.  3. We Letseng Diamonds Limited (Registration No. 31750) (“Letseng”) hereby irrevocably undertake in favour of the Parties that –  3.1. we are currently the registered holders of 177 455 884 (hundred and seventy seven million four hundred and fifty five thousand and eight hundred and eighty four) ordinary shares in JCI’s issued share capital (the “Letseng Shares”);  3.2. we will vote in favour of –  3.2.1. a shareholders resolution at the general meeting of JCI (“JCI General Meeting”) approving the sale of the Sold Shares and the shares in Transaction No. 2;

3.2.2. the entering into of appropriate hedging structures and/or agreements by JCI, from time to time, as determined in the discretion of the directors, in respect of the Gold Fields Limited Shares, or any of them, which will be issued to the Seller in terms of respectively Transaction No. 1 and Transaction No. 2, in order to preserve the value to JCI of the consideration received in respect of the Western Areas Shares sold by the Seller;  3.3. we will not for a period of 3 (three) months from date hereof dispose of or agree to dispose of the Letseng Shares or any voting rights in respect thereof prior to –  3.3.1. the JCI General Meeting; and  3.3.2. having received written notice from the Purchaser and JCI that Transaction No. 1 has become unconditional in accordance with its terms;  without binding all subsequent registered holders to this irrevocable undertaking who shall forthwith on acquiring the shares provide the Parties hereto with an undertaking on the same terms as this undertaking;  3.4. we will act in good faith;  3.5. should we not be in a position to attend any JCI General Meeting relating to the sale of the shares referred to in clause 3.2 we will appoint a proxy to vote in accordance with this undertaking;  4. I, Montague Koppel,  4.1. hereby irrevocably undertake in favour of the Parties that all of the undertakings set out in paragraph 3 above –  4.1.1. are correct; and  4.1.1 capable of being fulfilled.  /s/ Monty Koppel for Letseng Diamonds Limited (who warrants that he is duly authorised hereto)   /s/ Monty Koppel Monty Koppel

HAWKHURST INVESTMENT LIMITED’S IRREVOCABLE UNDERTAKING  1.  It is recorded that Gold Fields Limited, (Registration No. 1968/004880/06) (the “Purchaser”), JCI Limited, (Registration No. 1894/000854/06) (“JCI”), JCI Investment Finance (Proprietary) Limited, (Registration No. 2004/005665/07) (“SPV Co”) and JCI Gold Limited (Registration No. 1998/005215/06) (the “Parties”) are entering into an agreement on or about the date of signature of this irrevocable undertaking (the “Date of Signature”) in terms of which, inter alia:  1.1.  SPV Co (the “Seller”) is selling 27 000 000 ordinary shares with a par value of R1.00 each (the “Sold Shares”) in Western Areas Limited’s (the “Company”) issued share capital, which are currently held by SPV Co, to the Purchaser.  The Purchaser is discharging the purchase price for the Sold Shares by issuing to the Seller 9 450,000 ordinary shares with a par value of R0.50 (fifty cents) each in its share capital (“Gold Fields Limited Shares”). Furthermore, the Purchaser undertakes to the Seller that if during the period commencing on the date upon which Transaction No. 2 (as defined below) becomes unconditional and terminating three months thereafter it enters into any transaction to acquire any shares in the Company’s issued share capital (“Additional Western Areas Shares”) from any entity other than the Seller (“Additional Entity”) and utilises as consideration ordinary shares in its share capital and the ratio of the number of issued shares in the Purchaser’s share capital which it issues to an Additional Entity divided by the number of Additional Western Areas Shares (“Additional Entity’s Ratio”) is greater than the Sale Ratio (as defined below), then the Purchaser undertakes to deliver to the Seller, as soon as is reasonably practicable, such number of ordinary shares in its share capital which will result in the Sale Ratio being equal (or as close to being equal as is possible) to the Additional Entity’s Ratio. If the Purchaser utilises cash or any other form of consideration or a combination of both and the cash value of the consideration offered per share in the Company’s share capital (“Western Areas Share”) (calculated at the date that the offer is made) is greater than R50,75 (fifty rand and seventy five cents) per Western Areas Share (the “Cash Consideration”), then the Purchaser undertakes to deliver to the Seller, as soon as is reasonably practicable, such number of ordinary shares in its share capital which is equal to (or as close to being equal as is possible) the difference between the Cash Consideration and R50,75 (fifty rand and seventy five cents) per Western Areas share. The transaction contemplated in this paragraph 1.1 is hereinafter referred to as (“Transaction No.1”). Furthermore, the number of Gold Fields Limited Shares divided by the number of Sold Shares is hereinafter referred to as the (“Sale Ratio”);  1.2.  the Seller and JCI Gold have granted the Purchaser an option to acquire all the remaining ordinary shares which the Seller and JCI Gold hold in the Company’s issued share capital (the “Remaining Western Area Shares”). For purposes of clarity, the Remaining Western Area Shares are all of the shares in the Company’s issued share capital which the Seller and JCI Gold currently hold, other than the Sold Shares;  1.3.  the Purchaser has granted the Seller and JCI Gold an option to put all of the Remaining Western Area Shares to the Purchaser (the transactions contemplated in paragraphs 1.2 and this paragraph 1.3 are hereinafter referred to as “Transaction No. 2”).  2.  Should either of the options contemplated in Transaction No. 2 be exercised then the Purchaser shall discharge the purchase price for the relevant shares by issuing to JCI such number of ordinary shares with a par value of R0.50 (fifty cents) each in its share capital which will result in such discharge equalling the Sale Ratio or as close to the Sale Ratio as is reasonably practicable.  3.  We Hawkhurst Investments Limited, (Registration No. 1959/003209/06) (“Hawkhurst”) hereby irrevocably undertake in favour of the Parties that –  3.1.  we are currently the registered holders of 212 165 628 (two hundred and twelve million one hundred and sixty five thousand six hundred and twenty eight) ordinary shares in JCI’s issued share capital (the “Hawkhurst Shares”);  3.2.  we will vote in favour of –  3.2.1.  a shareholders resolution at the general meeting of JCI (“JCI General Meeting”) approving the sale of the Sold Shares and the shares in Transaction No 2,

3.2.2.  the entering into of appropriate hedging structures and/or agreements by JCI, from time to time, as determined in the discretion of the directors, in respect of the Gold Fields Limited Shares, or any of them, which will be issued to the Seller in terms of respectively Transaction No. 1 and Transaction No. 2, in order to preserve the value to JCI of the consideration received in respect of the Western Areas Shares sold by the Seller;  3.3.  we will not for a period of 3 (three) months from date hereof dispose of or agree to dispose of the Hawkhurst Shares or any voting rights in respect thereof prior to –  3.3.1.  the JCI General Meeting; and  3.3.2.  having received written notice from the Purchaser and JCI that Transaction No. 1 has become unconditional in accordance with its terms;  without binding all subsequent registered holders to this irrevocable undertaking who shall forthwith on acquiring the shares provide the Parties hereto with an undertaking on the same terms as this undertaking,  3.4.  we will act in good faith;  3.5.  should we not be in a position to attend any JCI General Meeting relating to the sale of the shares referred to in clause 3.2 we will appoint a proxy to vote in accordance with this undertaking.  4.  I, Montague Koppel,  4.1.  hereby irrevocably undertake in favour of the Parties that all of the undertakings set out in paragraph 3 above –  4.1.1.  are correct; and 4.1.2.  capable of being fulfilled.  /s/ Montague Koppel for Hawkhurst Investments Limited (who warrants that he is duly authorised hereto)   /s/ Montague Koppel Montague Koppel

RANDGOLD & EXPLORATION COMPANY LIMITED’S IRREVOCABLE UNDERTAKING  1.  It is recorded that Gold Fields Limited, (Registration No. 1968/004880/06) or a wholly owned subsidiary (the “Purchaser”), JCI Limited, (Registration No. 1894/000854/06) (“JCI”), JCI Investment Finance (Proprietary) Limited, (Registration No. 2004/005665/07) (“SPV Co”) and JCI Gold Limited (Registration No. 1998/005215/06) (the “Parties”) are entering into an agreement on or about the date of signature of this irrevocable undertaking (the “Date of Signature”) in terms of which, inter alia:  1.1  SPV Co (the “Seller”) is selling 27 000 000 (twenty seven million) ordinary shares with a par value of R1.00 each (the “Sold Shares”) in Western Areas Limited’s (the “Company”) issued share capital, which are currently held by SPV Co, to the Purchaser.  The Purchaser is discharging the purchase price for the Sold Shares by issuing to the Seller 9 450 000 ordinary shares with a par value of R0.50 (fifty cents) each in its share capital (“Gold Fields Limited Shares”). Furthermore, the Purchaser undertakes to the Seller that if during the period commencing on the date upon which Transaction No. 2 (as defined below) becomes unconditional and terminating three months thereafter it enters into any transaction to acquire any shares in the Company’s issued share capital (“Additional Western Areas Shares”) from any entity other than the Seller (“Additional Entity”) and utilises as consideration ordinary shares in its share capital and the ratio of the number of issued shares in the Purchaser’s share capital which it issues to an Additional Entity divided by the number of Additional Western Areas Shares (“Additional Entity’s Ratio”) is greater than the Sale Ratio (as defined below), then the Purchaser undertakes to deliver to the Seller, as soon as is reasonably practicable, such number of ordinary shares in its share capital which will result in the Sale Ratio being equal (or as close to being equal as is possible) to the Additional Entity’s Ratio. If the Purchaser utilises cash or any other form of consideration or a combination of both and the cash value of the consideration offered per share in the Company’s share capital (“Western Areas Share”) (calculated at the date that the offer is made) is greater than R50,75 (fifty rand and seventy five cents) per Western Areas Share (the “Cash Consideration”), then the Purchaser undertakes to deliver to the Seller, as soon as is reasonably practicable, such number of ordinary shares in its share capital which is equal to (or as close to being equal as is possible) the difference between the Cash Consideration and R50,75 (fifty rand and seventy five cents) per Western Areas share. The transaction contemplated in this paragraph 1.1 is hereinafter referred to as (“Transaction No.1”). Furthermore, the number of Gold Fields Limited Shares divided by the number of Sold Shares is hereinafter referred to as the (“Sale Ratio”);  1.2  the Seller and JCI Gold have granted the Purchaser an option to acquire all the remaining ordinary shares which the Seller and JCI Gold hold in the Company’s issued share capital (the “Remaining Western Area Shares”). For purposes of clarity, the Remaining Western Area Shares are all of the shares in the Company’s issued share capital which the Seller and JCI Gold currently hold, other than the Sold Shares;  1.3  the Purchaser has granted the Seller and JCI Gold an option to put all of the Remaining Western Area Shares to the Purchaser (the transactions contemplated in paragraphs 1.2 and this paragraph 1.3 are hereinafter referred to as “Transaction No. 2”).  2.  Should either of the options contemplated in Transaction No. 2 be exercised then the Purchaser shall discharge the purchase price for the relevant shares by issuing to JCI such number of ordinary shares with a par value of R0.50 (fifty cents) each in its share capital which will result in such discharge equalling the Sale Ratio or as close to the Sale Ratio as is reasonably practicable.  3.  We, Randgold & Exploration Company Limited (Registration No. 1992/005642/06) (“Randgold”) hereby irrevocably undertake in favour of the Parties that –  3.1.  we currently hold 89 526 009 (eighty nine million five hundred and twenty six thousand and nine) ordinary shares in JCI’s issued share capital (the “Randgold Shares”);  3.2.  we will vote in favour of –  3.2.1.  a shareholders resolution at the general meeting of JCI (“JCI General Meeting”) approving the sale of the Sold Shares;

3.2.2.  all resolutions that are put to the shareholders of JCI at the JCI General Meeting which are required to approve Transaction No. 1 and Transaction No. 2;  3.2.3.  the entering into of appropriate hedging structures and/or agreements by JCI, from time to time, as determined in the discretion of the directors, in respect of the Gold Fields Limited Shares, or any of them, which will be issued to the Seller in terms of respectively Transaction No. 1 and Transaction No. 2, in order to preserve the value to JCI of the consideration received in respect of the Western Areas Shares sold by the Seller;  3.3.  we will not dispose of the Randgold Shares or any voting rights in respect thereof prior to –  3.3.1.  the JCI General Meeting; and  3.3.2.  having received written notice from the Purchaser and JCI that Transaction No. 1 has become unconditional in accordance with its terms;  3.4.  we will not vote in favour of any resolution to dispose of the Sold Shares to any third party prior to JCI General Meeting;  3.5.  we will act in good faith and take all necessary steps including, without limitation, the exercise of all voting rights which we are able to exercise to influence the implementation of Transaction No. 1 and Transaction No. 2;  3.6  on the Date of Signature, the date on which the JCI General Meeting will be held and the date on which we receive the written notice referred to in paragraph 3.3.2, we are and will be the sole registered and beneficial owner of the Randgold Shares and will be reflected in the register of members of JCI as the sole owner thereof’ and  3.7  without derogating from anything contained herein, to take all such actions as the Purchaser may reasonable require to give effect to this undertaking including without limitation the granting of a proxy or letter representation in favour of the Purchaser to vote at the JCI General Meeting  /s/ [ILLEGIBLE] For Randgold & Exploration Company Limited (who warrants that she is duly authorised hereto)

22.	GOLD FIELDS LIMITED’S RIGHT TO NOMINATE	35

23.	SURETYSHIP BY GOLD FIELDS LIMITED	36

24.	SURETYSHIP BY JCI	36

25.	LOCK UP	37

26.	SPECIFIC PERFORMANCE	38

27.	WHOLE AGREEMENT, NO AMENDMENT	39

28.	DOMICILIA CITANDI ET EXECUTANDI	40

29.	NO CESSION OR ASSIGNMENT	41

30.	COSTS	41

31.	COUNTERPARTS	41

32.	LEGAL COSTS	42

ANNEXURE A – INVESTEC’S UNDERTAKINGS		1

ANNEXURE B – THE DRAFT ANNOUNCEMENT		1

ANNEXURE C – IRREVOCABLE UNDERTAKINGS		1